UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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ULTA BEAUTY, INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

When	Where	Who
10:00 am CDT on Tuesday, June 11, 2024	Virtual meeting at www.virtualshareholdermeeting.com/ULTA2024	Stockholders of Record as of April 12, 2024

Meeting Agenda

	Proposals	Board Recommendation	For more information

1

To elect Michelle L. Collins, Catherine A. Halligan, David C. Kimbell, Patricia A. Little, George R. Mrkonic, Lorna E. Nagler, Heidi G. Petz,
and Michael C. Smith as directors to hold office until the 2025 Annual Meeting of Stockholders

		FOR (all nominees)	Page 8

2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2024, ending February 1, 2025	FOR	Page 19

3	To vote on an advisory resolution to approve the Company’s executive compensation	FOR	Page 48

We will also consider any other matters that may properly be brought before the meeting or any adjournment or postponement thereof.

Virtual Meeting

We are holding the 2024 annual meeting online, in a virtual meeting (via live webcast) format. You will not be able to attend the annual meeting physically. You or your proxyholder can participate, vote, and examine our stockholder list at the annual meeting by visiting www.virtualshareholdermeeting.com/ULTA2024 and using your control number found on your proxy card. We believe that a virtual format provides improved communication and the opportunity for participation by a broader group of our stockholders, while reducing costs associated with planning, holding, and arranging logistics for an in-person meeting. In addition, hosting a virtual annual meeting reduces the environmental impact of our annual meeting.

Voting

Stockholders of Ulta Beauty as of the record date are entitled to vote, as follows:

Internet	Telephone	Mail
www.proxyvote.com for beneficial ownership	1-800-690-6903 for beneficial ownership	Mark, sign and date your proxy card and return it in the pre-addressed postage paid envelope we have provided or return it to:
www.proxyvote.com for registered ownership up until 11:59 pm CDT, on June 10, 2024	or 1-800-690-6903 for registered ownership up until 11:59 pm CDT, on June 10, 2024	For beneficial ownership: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	For registered ownership: Proxy Services C/O American Stock Transfer & Trust Company PO BOX 505008 Louisville, KY 40233 9814

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the notice of internet availability of proxy materials you received in the mail. If you received paper copies of the proxy materials, kindly vote by internet or telephone by following the instructions set forth on the enclosed proxy card or mark, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope (which is postage prepaid, if mailed in the United States). Even if you have given your proxy, you may still revoke your proxy and vote by attending the virtual meeting online. Please note, however, that if your shares are held by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain, from your broker, bank, or other nominee, the record holder, and submit a legal proxy issued in your name. For specific instructions on voting, please refer to the section, Questions and Answers — Voting Information/page 58.

If you have any questions or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders, banks and brokers may call: (212) 750-5833

Proxy Materials

This Notice of Annual Meeting, proxy statement, and form of proxy are being distributed and made available around April 24, 2024.

By order of the Board of Directors.

Jodi J. Caro General Counsel, Chief Risk & Compliance Officer and Corporate Secretary

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on June 11, 2024. The proxy statement and Annual Report to Stockholders for the year ended February 3, 2024 are available at https://ulta.com/investor. Brokers cannot vote for Proposals 1 or 3 without your instructions.

We are furnishing proxy materials to our stockholders primarily via the internet. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the 2024 Annual Meeting of Stockholders (sometimes referred to as the “Annual Meeting”), and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

F

C	orporate Governance

The Board of Directors (sometimes referred to as the “Board”) of Ulta Beauty, Inc. (“Ulta Beauty,” the “Company,” “we,” “us” or “our”) is committed to excellence in governance. As part of this commitment and in the spirit of improving always (which is one of Ulta Beauty’s Values), over the last several years the Board has enhanced our corporate governance practices, policies, structures, and functioning, taking into account ongoing corporate governance trends, peer practices, and views and perspectives of our stakeholders. These enhancements include:

●	Declassifying the Board and providing for the annual election of the entire Board of Directors for one-year terms, such that the Board will be fully declassified by the 2025 Annual Meeting of Stockholders;
●	Providing that directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors, with or without cause;
●	Replacing all supermajority voting standards for amendments to our Certificate of Incorporation with a majority standard;
●	Replacing all supermajority voting standards for amendments to our Bylaws with a majority standard;
●	Adopting a director resignation policy in uncontested director elections;
●	Updating our Corporate Governance Guidelines to better express our commitment to diversity;
●	Implementing an age limit for our directors to encourage board refreshment;
●	Refreshing our Board by adding six new directors in the last six years, expanding our expertise, and enhancing our diversity in multiple dimensions. Our Board is comprised of 55% women, including our Board Chair, and is 36% diverse;
●	Updating the charters of our Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee to enhance risk oversight, better express our commitment to diversity, and address oversight of environmental, social, and governance (“ESG”) risks;
●	Enhancing the Company’s policy prohibiting use of corporate funds to support political campaigns and publishing the updated policy on our website for more convenient access to stockholders and others;
●	Publishing our annual ESG reports since 2020 and providing stockholders with expanded disclosures across our four key pillars: People, Product, Environment, and Community in successive reports; and
●	Proactively engaging with our stockholders to seek feedback on our ESG reporting and related disclosures, including our governance practices.

Board Leadership Structure

The Corporate Governance Guidelines of Ulta Beauty provide that the offices of the Chief Executive Officer (“CEO”) and the Chair of the Board of Directors may be either combined or separated at the discretion of the Board. We currently separate the roles of CEO and Chair of the Board, and our Board is led by an independent, non-executive Chair. We believe separating the roles of CEO and Chair enhances the accountability of the CEO to the Board, strengthens the Board’s independence from management, and ensures a greater role for the independent directors in the oversight of the Company. In addition, it allows our CEO to focus his efforts on running

Corporate Governance

our business and managing our Company in the best interests of our stockholders, while the Chair provides guidance to the CEO and, in consultation with management, helps to set the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chair presides over meetings of the full Board as well as executive sessions (without management), which the Board generally holds several times a year.

Our Corporate Governance Guidelines also provide that a majority of the independent directors will select a lead independent director when the Chair does not qualify as an independent director. In the event that a lead independent director is designated, his or her duties would include: assisting the Chair of the Board and Board of Directors in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines; coordinating the agenda for and moderating sessions of the Board’s non-management directors; and facilitating communications between the non-management directors and the other members of the Board and the management of the Company.

The Board believes that the current Board leadership structure with separate CEO and Chair roles is in the best interests of the Company and its stockholders at this time. The Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chair and CEO roles, might be appropriate. Accordingly, the Board periodically reviews its leadership structure. Our Corporate Governance Guidelines provide the flexibility for the Board to modify or continue its leadership structure in the future, as it deems appropriate.

Independence

Board member independence is an essential element of Ulta Beauty corporate governance. The Board of Directors determined each current non-employee director is free of any relationship that would interfere with the ability to exercise independent judgment with regard to Ulta Beauty. Each member of, and nominee for, the Board of Directors is independent other than David C. Kimbell, our CEO. Each member of the Nominating & Corporate Governance Committee, Compensation Committee, and Audit Committee satisfies the independence requirements of the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”).

Corporate Governance

Board of Directors Meetings and Committees

During the fiscal year ended February 3, 2024 (“fiscal 2023”), the Board of Directors held five meetings. The Board of Directors has an Audit Committee, a Nominating & Corporate Governance Committee, and a Compensation Committee. During fiscal 2023, no incumbent director attended less than 75% of the aggregate meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a director or committee member, respectively. Directors are invited and expected to attend the Annual Meeting of Stockholders, and all our directors then in office attended our 2023 Annual Meeting of Stockholders.

The following table provides the composition of each of our committees as of April 12, 2024:

Director	Nominating & Corporate Governance Committee (1)	Audit Committee (2)	Compensation Committee (3)
Lorna E. Nagler*
Michelle L. Collins			
Kelly E. Garcia		
Catherine A. Halligan			
David C. Kimbell, CEO
Patricia A. Little		
Michael R. MacDonald		
George R. Mrkonic			
Heidi G. Petz		
Gisel Ruiz			
Michael C. Smith	

 Committee Chair	 Member	* Non-Executive Chair of the Board

1.	Additional information regarding the Nominating & Corporate Governance Committee can be found starting on page 5.
2.	Additional information regarding the Audit Committee can be found starting on page 21.
3.	Additional information regarding the Compensation Committee can be found starting on page 23.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Management is responsible for the Company’s day-to-day risk management activities and processes, and our Board’s role is to engage in informed oversight of, and provide guidance with respect to, such risk management activities and processes. The Board recognizes that a fundamental part of risk management is not only understanding the risks our Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. As such, the Board focuses on understanding the nature of our enterprise risks, including operational, financial, legal and regulatory, cybersecurity, strategic, competitive and reputational risks, as well as climate related and environmental risks. The Board also focuses on understanding the adequacy of our risk assessment and risk management processes. To facilitate such an understanding, the Board and its committees receive regular management updates on our business operations, financial results, and strategy, and the Board discusses and provides guidance with respect to risks related to those topics.

Corporate Governance

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management, including the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee.

The Audit Committee oversees risks associated with financial accounting and audits, internal control over financial reporting, as well as data privacy, cybersecurity, and other technology risks. The Audit Committee assists the Board in its oversight by discussing with management the Company’s risk assessment and management policies, the Company’s major and emerging risk exposures, including significant financial risk exposures, and the actions taken by management to limit, monitor or control such exposures.

The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Compensation Committee oversees risks relating to the Company’s development and implementation of human capital development plans, as well as succession planning practices to foster sufficient management depth at the Company to support its continued growth and talent needed to execute long-term strategies. In addition, the Compensation Committee is also responsible for reviewing with management the Company’s policies, practices, and strategies relating to human capital management as they relate to the Company’s workforce generally, including policies and strategies regarding recruiting, selection, talent development, progression and retention, succession planning, workplace health and safety, culture and engagement, as well as diversity, equity, and inclusion.

The Nominating & Corporate Governance Committee oversees the implementation of the Company’s Code of Business Conduct and monitors compliance therewith. This oversight includes monitoring compliance with the Company’s policy prohibiting use of corporate funds to support political campaigns. The Nominating & Corporate Governance Committee also periodically reviews the ESG strategies, policies, risks, practices, goals, and programs, including through the Company’s annual ESG Report, except where delegated to other Board committees. In addition, the Nominating & Corporate Governance Committee oversees implementation of the Company’s Corporate Governance Guidelines, board evaluation process, and the process for recommending candidates to the Board of Directors for nomination as directors and membership on committees of the Board.

Director Age Limit

Our Corporate Governance Guidelines currently provide that any director who reaches the age of 75 years will not be eligible to stand for election at the next annual meeting unless the Nominating & Corporate Governance Committee, after evaluation of the continued appropriateness of Board membership in light of all of the circumstances, decides to recommend to the Board that an exception be made.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS AND DIRECTOR RESIGNATION POLICY

Our Bylaws require that, in an uncontested election, each director will be elected by a majority of the votes cast by the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting, such that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. A plurality voting standard is applicable to any contested election of directors. A “contested election of directors” is one in which the number of nominees for director is greater than the number of directors to be elected.

Our Corporate Governance Guidelines require that, following any election of directors other than a contested election of directors, any incumbent director who was a nominee and who did not receive a majority of the votes cast by the shares present virtually or represented by proxy and entitled to vote at the meeting must promptly tender his or her resignation to the Board for consideration by the Board.

Our Corporate Governance Guidelines further provide that a recommendation on whether or not to accept such a resignation will then be made by the Nominating & Corporate Governance Committee or, if each member of the Nominating & Corporate Governance Committee did not receive the required majority vote or the Nominating & Corporate Governance Committee is otherwise unable to act, a majority of the Board will appoint a special committee of independent directors for the purpose of making a recommendation to the Board (the committee with authority to act is referred to as “Nominating Committee”). If no independent directors received the required

Corporate Governance

majority vote, our Corporate Governance Guidelines require that the Board act on the resignations. Within 60 days following certification of the stockholder vote, the Nominating Committee will recommend to the Board the action to be taken. Any director who tenders his or her resignation will not participate in the Nominating Committee recommendation or Board action regarding whether to accept the resignation. The Board will determine whether or not to accept the resignation within 90 days following certification of the stockholder vote in accordance with the procedures and factors set forth in our Corporate Governance Guidelines.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee acts under a written charter approved by the Board of Directors that is reviewed regularly and has been published under “Governance” in the Investor Relations section of the Ulta Beauty website at https://ulta.com/investor. The primary responsibility of the Nominating & Corporate Governance Committee is to recommend to the Board of Directors candidates for nomination as directors and membership on committees of the Board. The Committee reviews the performance and independence of each director, and in appropriate circumstances, may recommend the removal of a director. The Committee oversees the evaluation of the Board of Directors and the committees of the Board and makes recommendations to improve performance. The Committee also recommends policies with respect to corporate governance to the Board of Directors.

During fiscal 2023, the Nominating & Corporate Governance Committee was composed of the following independent directors: Ms. Halligan, Mr. MacDonald, Mr. Mrkonic, and Mr. Smith. Mr. Mrkonic serves as the current Chair of the Committee. The Nominating & Corporate Governance Committee met five times during fiscal 2023.

Nominating & Corporate Governance Committee Charter

The Nominating & Corporate Governance Committee charter identifies the roles and responsibilities that govern the Committee, such as:

●	identifying and evaluating qualified candidates to become Board members;
●	selecting nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
●	selecting candidates to fill any vacancies on the Board;
●	reviewing the composition of the Committees of the Board and making recommendations to the Board regarding the selection of the members of the Committees;
●	overseeing the implementation of and monitoring compliance with Ulta Beauty’s Code of Business Conduct (other than with respect to accounting or auditing issues that the Audit Committee oversees);
●	reviewing the Company’s ESG strategies, policies, practices, goals, and programs, including through the Company’s annual ESG Report, except where delegated to other Board Committees. Such review includes a review of the Company’s risks related to ESG;
●	overseeing the evaluation of the Board and the Committees of the Board; and
●	periodically reviewing the Company’s Corporate Governance Guidelines and other governance policies.

Corporate Governance

Nomination Process — Qualifications

Pursuant to its charter, the Nominating & Corporate Governance Committee annually assesses the experience, expertise, capabilities, skills, and diversity of the members of the Board, including diversity of age, gender, nationality, race, ethnicity, and sexual orientation, individually and collectively, and considers these factors when evaluating director candidates.

What We Do:

We review the skills and characteristics of the board directors

The Nominating & Corporate Governance Committee is responsible for reviewing the appropriate skills and characteristics in the context of prevailing business conditions and, in its nominating committee capacity, for making recommendations regarding the size, composition, and desired complementary skill sets of the Board of Directors, including diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

We search for appropriate candidates based on recommendations

We consider potential director candidates recommended by current directors, officers, associates (i.e., employees), and others. We also consider all stockholder recommendations for candidates for the Board of Directors. Stockholders who want to suggest a candidate for consideration should send a written notice, addressed to the Corporate Secretary. We have periodically engaged the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill, or background.

We interview candidates and deliberate

The Nominating & Corporate Governance Committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to potential candidates, as well as appropriate due diligence, and we review such materials to determine the qualifications, experience, and background of the candidates. Final candidates are typically interviewed by members of the Committee and other members of the Board, as appropriate. After review and deliberation of all feedback and data, the Committee makes a recommendation to the full Board of Directors regarding who should be nominated by the Board of Directors.

Key Objectives and Considerations:

The objective of the Nominating & Corporate Governance Committee is to create and sustain a Board of Directors that brings to Ulta Beauty a variety of perspectives and skills derived from high-quality business and professional experience and that has the appropriate skills and experience to oversee execution of UIta Beauty’s strategic plan. Both the Board and the Nominating & Corporate Governance Committee believe that it is essential for Board members to represent diverse viewpoints, backgrounds, experiences, expertise, and skill sets, including diversity of age, gender, nationality, race, ethnicity, and sexual orientation, differences in professional experience, education, skill, and other individual qualities and attributes that contribute to an active, effective Board.

Corporate Governance

We value our stockholders’ input and encourage them to nominate candidates. To submit a candidate, please follow the process outlined under the Nomination of Directors header in the Questions and Answers section of this proxy statement.

The Committee evaluates each individual in the context of our Board of Directors as a whole with the objective of assembling a group that can best perpetuate the success of our Company and represent stockholder interests through the exercise of sound judgment. The Nominating & Corporate Governance Committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management and the industry, maintain academic or operational expertise in an area of our business, and demonstrate practical and mature business judgment.

Our Board of Directors has also adopted proxy access for director nominees. Proxy access means that any stockholder or group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy materials director nominees totaling up to the greater of two directors or 20% of the Board. For more information about proxy access, see the Nomination of Directors header in the Questions and Answers section of this proxy statement.

Code of Business Conduct

All Ulta Beauty associates, officers, and members of the Board of Directors must always act ethically and in accordance with the Ulta Beauty Code of Business Conduct. All corporate associates, officers, and members of the Board of Directors have signed a certificate acknowledging that they have read, understand, and will continue to comply with the policy, and all corporate associates and officers are required to read and acknowledge this policy on an annual basis. Ulta Beauty includes the Code of Business Conduct in new hire materials for all corporate associates. The policy is published under “Governance” in the Investor Relations section of the Ulta Beauty website located at https://ulta.com/investor.

Corporate Governance Guidelines

Our Board of Directors adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines have been published under “Governance” in the Investor Relations section of the Ulta Beauty website located at https://ulta.com/investor.

Director Ownership Guidelines

Our Board of Directors has adopted share ownership guidelines that each non-employee director should hold shares of our common stock or restricted stock units with a value equal to five times the annual cash retainer paid to non-employee directors by the fifth anniversary of the date the guidelines became effective for each director. As of February 3, 2024, each non-employee director serving for at least five years met or exceeded the ownership guideline.

Stockholder Communication

We welcome communication from stockholders. Any stockholder can communicate in writing with the Board of Directors on matters pertaining to Ulta Beauty by addressing their comments to the Board of Directors, c/o General Counsel, Ulta Beauty, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440, or by e-mail at InvestorRelations@ulta.com. Our General Counsel will review all correspondence addressed to our Board of Directors, or any individual director, and will forward appropriate stockholder communications to our Board of Directors prior to the next regularly scheduled meeting of our Board of Directors following the receipt of such communication. Our General Counsel will also forward any stockholder correspondence which is more suitably directed to management to the appropriate member(s) of the management team. In addition, upon request of the Board, our General Counsel will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review.

Corporate Governance

PROPOSAL ONE
ELECTION OF DIRECTORS

In 2023, our stockholders approved an amendment to our Certificate of Incorporation to declassify our Board and move to one-year terms, such that the Board will be fully declassified by the 2025 Annual Meeting of Stockholders. As a result, the current term of office for our Class II directors expires at this Annual Meeting and the term for our Class III directors expires at the 2025 Annual Meeting of Stockholders. The directors previously designated as Class I directors now have terms that expire annually. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining directors. A director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the term of the class of directors (if any) in which the vacancy occurred and until that director’s successor is elected.

The Board of Directors is presently composed of eleven members, ten of whom are non-employee, independent directors. Each director was elected to the Board of Directors to serve until a successor is duly elected and qualified or until his or her resignation, removal, or death.

The affirmative vote of the holders of a majority of the votes cast by the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the nominees for election, assuming the election is uncontested (a plurality voting standard applies in contested elections). For this purpose, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” that director’s election. Abstentions and broker non-votes will be counted towards a quorum but will not be counted for any purpose in determining whether the nominees have been elected. For additional information on our majority voting in uncontested elections of directors policy and our policy on incumbent director resignation in an uncontested election, please see “Corporate Governance— Majority Vote Standard for Election of Directors and Director Resignation Policy” above.

Summary of Qualifications and Experience of Director Nominees and Directors Continuing in Office

The following tables highlight the most relevant areas of specific experience, qualifications, attributes, skills, and background information, including average age, gender identity, race or ethnicity, and sexual orientation, where self-disclosed, that the Board considered for each director nominee and each director continuing in office. In addition to executive leadership, which all our directors possess, a particular director may possess additional experience, qualifications, attributes, or skills, even if not expressly indicated as one of the most relevant below.

	Governance	Finance	Retail	E-commerce & Digital/Technology	Distribution	Marketing	Strategy	Operations	Cybersecurity/ Privacy	International
Lorna E. Nagler	✔		✔					✔
Michelle L. Collins	✔	✔			✔
Kelly E. Garcia				✔					✔	✔
Catherine A. Halligan			✔	✔			✔
David C. Kimbell				✔		✔	✔
Patricia A. Little		✔				✔				✔
Michael R. MacDonald		✔	✔					✔
George R. Mrkonic	✔	✔					✔
Heidi G. Petz			✔			✔	✔
Gisel Ruiz			✔					✔		✔
Michael C. Smith			✔	✔	✔

Corporate Governance

Board Diversity Matrix (As of June 11, 2024*)

Total Number of Directors	11
				Did Not
	Female	Male	Non-Binary	Disclose Gender
	(#)	(#)	(#)	(#)
Part I: Gender Identity
Directors	6	5	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
Part III: Other
Directors' Average Tenure (Years)	6.2
Directors' Average Age (Years)	59.8
Independent Directors	10

*Assumes all directors standing for election are elected

Corporate Governance

INFORMATION ABOUT OUR DIRECTOR NOMINEES

What are you voting on?

You are being asked to elect Michelle L. Collins, Catherine A. Halligan, David C. Kimbell, Patricia A. Little, George R. Mrkonic, Lorna E. Nagler, Heidi G. Petz, and Michael C. Smith as directors for terms to expire at the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified or until their resignation, removal, or death.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Corporate Governance

Nominees For Election:

Michelle L. Collins	Catherine A. Halligan
INDEPENDENT DIRECTOR COMMITTEES ñ Audit ñ Compensation Director Since: 2014 Age: 64	INDEPENDENT DIRECTOR COMMITTEES ñ Compensation (Chair) ñ Nominating & Corporate Governance Director Since: 2012 Age: 60

DIRECTOR QUALIFICATIONS

Ms. Collins contributes to the Board extensive experience in corporate finance and business consulting, including evaluating, investing in, monitoring and exiting private equity investments, as well as advising growth companies as an investment banker with deep corporate governance expertise.

KEY SKILLS AND EXPERTISE

ñ

Finance: Gained deep expertise in corporate finance from her senior leadership and advisory roles at private equity and investment banking firms, including as the Co-Founder and Managing Director of Svoboda Capital Partners LLC, a private equity firm that manages over $400 million of capital.

ñ

Distribution: Acquired through her experience as a principal in the Corporate Finance Department at William Blair & Company, LLC, where she advised on public equity offerings, working closely with clients in the specialty retail, direct marketing, catalogue and distribution businesses.

ñ

Governance: Attained over 30 years of service on both public and private corporate boards across a wide range of industries as an independent board member.

CAREER HIGHLIGHTS

CAMBIUM LLC – a business and financial advisory firm

ñ

President (since 2007)

SVOBODA CAPITAL PARTNERS, LLC – a leading private equity firm

ñ

Member, Advisory Board (since 2007)

ñ

Co-Founder and Managing Director (1998–2006)

WILLIAM BLAIR & COMPANY, LLC – a multinational investment bank and financial services firm

ñ

Principal, Corporate Finance Department (1992–1997)

OTHER BOARD DIRECTORSHIPS

ñ

Ryan Specialty Holdings, Inc. (NYSE: RYAN) (since 2021)

ñ

Canadian Imperial Bank of Commerce (TSX: CM) (NYSE: CM) (since 2017)

ñ

CIBC Bancorp USA/CIBC Bank USA (since 2017)

ñ

Health Care Service Corporation (2009–2021)

ñ

Arrowstream, Inc. (2009–2010)

ñ

Blue Cross, Blue Shield of Illinois (2006–2009)

ñ

CDW Corporation (NASDAQ: CDW) (1996–2007)

EDUCATION

ñ

B.A., Yale University

ñ

M.B.A., Harvard Graduate School of Business

DIRECTOR QUALIFICATIONS

Ms. Halligan contributes to the Board over 20 years of experience in digital transformation, marketing, omnichannel business capabilities and e-commerce in the retail and SaaS industries. Ms. Halligan has a proven track record developing high growth online platforms and strategic brand and marketing strategies to drive exceptional customer experience and contributes to the board her extensive public corporate board expertise.

KEY SKILLS AND EXPERTISE

ñ

E-commerce & Digital/Technology: Developed from her experiences leading e-commerce and digital sales growth and transformation strategies for prominent retailers, including Walmart.com, Williams-Sonoma, and Blue Nile, in addition to her leadership and strategic advisory experience with Software-as-a-Service (SaaS) companies.

ñ

Retail: Obtained through multiple executive leadership and public board roles across domestic and international retailers with store and digital operations.

ñ

Strategy: Gained from her extensive experience in marketing and e-commerce leadership roles and her tenure as an associate partner at a management consulting firm advising multinational corporations on growth, transformation, branding, and marketing.

CAREER HIGHLIGHTS

POWERREVIEWS INC. (acquired by 1WorldSync in 2023) – leading social commerce network

ñ

SVP, Sales and Marketing (2010–2012)

WALMART (NYSE: WMT) – multinational retail corporation operating department and grocery stores

ñVP, Product Management and MultiChannel integration, Market Development, Global eCommerce, Walmart.com (2009–2010)

ñ

Chief Marketing Officer, Walmart.com (2007–2009)

ñ

VP, Product Management and Multi-Channel Integration (2006–2007)

PROPHET – integrated growth consulting firm

ñ

Associate Partner (2000–2006)

BLUE NILE (acquired by Signet Jewelers in 2022) – leading online jewelry retailer

ñ

VP, Direct Marketing (1999–2000)

WILLIAMS-SONOMA (NYSE: WSM) – US retailer for premium products for the home

ñ

VP, Internet (1996–1999)

GYMBOREE (acquired by The Children’s Place in 2019) – children’s clothing retailer

ñ

VP, Direct Marketing (1995–1996)

OTHER BOARD DIRECTORSHIPS

ñ

JELD-WEN, Inc. (NYSE: JELD) (since 2022)

ñ

Driven Brands, Inc. (NASDAQ: DRVN) (since 2020)

ñ

Ferguson Plc (NYSE: FERG) (since 2019)

ñ

FLIR Systems (acquired by Teledyne in 2021) (2014–2021)

EDUCATION

ñ

B.S., Northern Illinois University

Corporate Governance

David C. Kimbell	Patricia A. Little
COMMITTEES None Director Since: 2021 Age: 57	INDEPENDENT DIRECTOR COMMITTEES ñ Audit Director Since: 2019 Age: 63

DIRECTOR QUALIFICATIONS

As CEO of Ulta Beauty (NYSE: ULTA), Mr. Kimbell contributes to the Board critical insights into the Company’s operations, leadership, strategy and talent management. With over 25 years of operational and leadership experience in retail and consumer-driven businesses, he has developed a deep understanding of the beauty industry and the strategies needed to succeed in the evolving omnichannel and digital environment, with a proven record of leading and transforming numerous top brands and retailers to create positive impact across multiple stakeholder communities.

KEY SKILLS AND EXPERTISE

ñ

Marketing: Developed from decades in brand management and marketing and merchandise leadership roles for large public companies, including five years overseeing marketing at Ulta Beauty.

ñ

Strategy: Obtained through extensive experience developing branding and marketing strategies to drive growth for consumer-centric companies, as well as through direct responsibility for corporate strategy as Ulta Beauty’s President and CEO.

ñ

E-commerce & Digital/Technology: Acquired through his executive roles at leading retail companies with significant E-commerce operations and omnichannel strategies, innovating to bring traditional, customer-centric brands into the digital age.

CAREER HIGHLIGHTS

ULTA BEAUTY (NASDAQ: ULTA)

ñ

Chief Executive Officer (since 2021)

ñ

President (2019–2021)

ñ

Chief Marketing and Merchandising Officer (2014–2019)

U.S. CELLULAR (NYSE: USM) – U.S. mobile network operator

ñ

EVP, Chief Marketing Officer (2011–2012)

SEVENTH GENERATION (acquired by Unilever in 2016) – national leader in sustainable household products

ñ

SVP, Chief Marketing Officer (2011–2012)

PEPSICO (NASDAQ: PEP) – leading multinational food and beverage company

ñ

VP, Marketing (2001–2008)

PROCTOR & GAMBLE (NYSE: PG) – leading multinational consumer goods company

ñ

Brand Manager (1996–2001)

OTHER BOARD DIRECTORSHIPS

ñ

Best Buy (NYSE: BBY) (Since 2023)

EDUCATION

ñ

B.S., DePauw University

ñ

M.B.A., Purdue University

DIRECTOR QUALIFICATIONS

Ms. Little contributes deep financial and leadership expertise to our Board developed over a career of more than 30 years in finance, accounting, and treasury roles with multinational companies, along with a strong track record of supporting the development of profitable, sustainable international business models through strategic capital allocation and disciplined enterprise cost management.

KEY SKILLS AND EXPERTISE

ñ

Finance: Developed throughout her extensive executive leadership career in corporate finance, including serving as CFO of The Hershey Company and Kelly Services Inc. and head of global accounting at Ford Motor Company. In these positions Ms. Little oversaw enterprise financial systems, strategic capital allocation strategies, enterprise risk management function and financial reporting.

ñ

International: Obtained through leadership roles at multinational organizations, including at Ford Motor Company, Kelly Services Inc. and The Hershey Company where she managed an internationally based finance organization.

ñ

Marketing: Gained through her leadership experiences at consumer-oriented and brand-driven companies, developed through cross-functional corporate partnerships to develop effective marketing capital allocation strategies that supported top-line growth.

CAREER HIGHLIGHTS

THE HERSHEY COMPANY (NYSE: HSY) – US multinational confectionary company

ñ

Chief Financial Officer (2015–2019)

KELLY SERVICES, INC. (NYSE: MKC) – a leading provider of staffing and workforce solutions

ñ

Chief Financial Officer (2008–2015)

FORD MOTOR COMPANY (NYSE: F) – US multinational automobile manufacturer

ñ

General Auditor (2006–2008)

ñ

Senior leadership roles in accounting and corporate finance (1984–2006)

OTHER BOARD DIRECTORSHIPS

ñ

McCormick & Company Inc. (NYSE: MKC) (since 2010)

EDUCATION

ñ

B.A., Drake University

ñ

M.B.A., Carnegie Mellon University

Corporate Governance

George R. Mrkonic	Lorna E. Nagler
INDEPENDENT DIRECTOR COMMITTEES ñ Nominating & Corporate Governance (Chair) ñ Compensation Director Since: 2015 Age: 71	INDEPENDENT CHAIR OF THE BOARD COMMITTEES None Director Since: 2009 Age: 67

DIRECTOR QUALIFICATIONS

Mr. Mrkonic contributes to the Board his deep expertise in corporate strategy, finance, governance and industry leadership, stemming from his more than 40 years of experience in the retail and manufacturing industries as a senior executive and director of large public retail companies, providing him with a broad understanding of complex strategic issues facing retail companies.

KEY SKILLS AND EXPERTISE

ñ

Governance: Attained from service on multiple public company boards, including North American and UK retail companies.

ñ

Strategy: Developed through his leadership roles with national retailers, overseeing strategy development and implementation across large retail operations.

ñ

Finance: Gained from his experience serving in senior leadership roles, including as Chief Financial Officer at Herman’s World of Sporting Goods, where he was responsible for financial reporting, development and implementation of capital allocation strategies and internal audit.

CAREER HIGHLIGHTS

BORDERS GROUP, INC. – former book and music retail chain

ñ

Director (1994–2004)

ñ

Vice Chairperson (1994–2002)

ñ

President (1994–1997)

KMART SPECIATLY RETAILING GROUP – group under the nationwide retail chain, Kmart Corporation

ñ

President (1990–1994)

HERMAN’S WORLD OF SPORTING GOODS – former sporting goods retailer

ñ

President and CEO (1981–1987)

ñ

Chief Financial Officer (1981–1986)

OTHER BOARD DIRECTORSHIPS

ñ

AutoZone, Inc. (NYSE: AZO) (since 2006)

ñ

Follett Corporation (2016–2022)

ñ

Maru Group (2016–2022)

ñ

Paperchase Products Limited (2005–2017)

ñ

Brinker International (NYSE: EAT) (2003–2021)

ñ

Syntel, Inc. (acquired by Atos in 2018) (1997–2007; 2009–2016)

EDUCATION

ñ

B.A., Stanford University

ñ

M.A., Stanford University

ñ

M.B.A., Harvard University

DIRECTOR QUALIFICATIONS

Ms. Nagler contributes to the Board nearly 40 years of retail expertise, including first-hand experience leading a wide variety of retail companies. She brings an extensive understanding of merchandising and operations strategies, as well as in-depth knowledge and capabilities in customer loyalty programs with multi-faceted customer bases.

KEY SKILLS AND EXPERTISE

ñ

Retail: Developed through extensive senior leadership experience serving at a variety of national retail companies with a strong track-record of successfully introducing new national brands and transforming customer relations management capabilities.

ñ

Operations: Attained expertise through overseeing all aspects of retail operations, including global supply chain management, merchandizing, marketing, risk and reputation management, and talent engagement.

ñ

Governance: Acquired through service on other public company boards, which enhanced her governance expertise and strengthens our Board’s oversight capabilities.

CAREER HIGHLIGHTS

BEALLS DEPARTMENT STORES, INC. – a department store specializing in home goods, apparel and accessories

ñ

President (2011–2016)

CHRISTOPHER & BANKS CORPORATION (acquired by iMedia Brands, Inc. in 2021) –specialty retailer of women’s clothing

ñ

President, Chief Executive Officer and Director (2007–2010)

CHARMING SHOPPES, INC. (acquired by Ascena Retail Group in 2012) – women’s apparel company

ñ

President of Lane Bryant division (2004–2007)

ñ

President of Catherine Stores division (2002–2004)

KMART CORPORATION (acquired by Transformco in 2019) – national retail chain

ñ

SVP, General Merchandise Manager of Apparel and Jewelry (1999–2002)

ñ

Divisional VP and General Merchandise Manager of Kids and Menswear (1996–1999)

KIDS “R” US – children’s clothing brand of Toys “R” Us

ñ

VP, Divisional Merchandise Manager (1994–1996)

Previous retail experience with MONTGOMERY WARD and MAIN STREET DEPARTMENT STORES

OTHER BOARD DIRECTORSHIPS

ñ

Hibbett, Inc. (NASDAQ: HIBB) (since 2019)

EDUCATION

ñ

B.S., University of Wisconsin

Corporate Governance

Heidi G. Petz	Michael C. Smith
INDEPENDENT DIRECTOR COMMITTEES ñ Audit Director Since: 2022 Age: 49	INDEPENDENT DIRECTOR COMMITTEES ñ Nominating & Corporate Governance Director Since: 2019 Age: 54

DIRECTOR QUALIFICATIONS

Ms. Petz brings over 25 years of professional experience in a variety of commercial and consumer facing industries, including executive leadership and operational expertise within consumer brands and supply chain, and her deep industry knowledge and understanding of the growth drivers behind consumer mindset.

KEY SKILLS AND EXPERTISE

ñ

Retail: Obtained through numerous executive roles with leading consumer brand companies, with responsibilities for the oversight of multiple operating segments, including the entire Global Supply Chain organization of Sherwin-Williams (NYSE: SHW), development of shareholder and customer value maximizing operational efficiencies, and navigating rapidly evolving supply chain challenges.

ñ

Marketing: Developed throughout multiple brand and product marketing leadership positions, including at Target, Newell Rubbermaid and most recently, Sherwin-Williams.

ñ

Strategy: Acquired from her current role as Chief Executive Officer and prior leadership roles at Sherwin-Williams, a $23 billion dollar business, overseeing successful execution of a highly differentiated growth strategy predicated on accelerating growth and adaptation to the shifting industry and macroeconomic environment during some of the most challenging periods in the company’s history.

CAREER HIGHLIGHTS

SHERWIN-WILLIAMS (NYSE: SHW) – global leader in paint and coatings manufacturing, development and distribution

ñ

Chief Executive Officer (since 2024)

ñ

President and Chief Operating Officer (2022–2024)

ñ

President, The Americas Group (2021–2022) and Consumer Brands Group (2019–2021)

ñ

SVP, Marketing (2017–2021)

VALSPAR (acquired by Sherwin Williams in 2017) – American manufacturer of paint and coatings

ñ

VP, Marketing (2013–2022)

NEWELL RUBBERMAID (NASDAQ: NWL) – American manufacturer, marketer and distributor of consumer and commercial products

ñ

Various leadership positions (2003–2013), including Director of Marketing

TARGET CORPORATION (NYSE: TGT) – Retail operator of department store chain

ñ

Marketing Manager (2000–2003)

EDUCATION

ñ

B.A., University of Richmond

ñ

M.B.A., Loyola University Maryland

DIRECTOR QUALIFICATIONS

Mr. Smith contributes over 27 years of professional retail experience and a strong understanding of data analytics and logistics through a customer-centric lens. He additionally brings differentiated operational leadership expertise in the financial services, technology and retail markets.

KEY SKILLS AND EXPERTISE

ñ

E-commerce & Digital/Technology: Acquired from his leadership roles at Walmart.com, a $5 billion division, and Walmart (NYSE: WMT) stores, where he led one of the most successful omnichannel offerings in retail through the site to store launch of over 3,500 stores.

ñ

Distribution: As an expert in operations, logistics and driving growth in retail, Mr. Smith’s decade plus of retail leadership, including as Chief Operations Officer at Walmart.com has included responsibilities over inbound and outbound transportation, reverse logistics, customer service, customer experience and order management, as well as managing retailer relationships with national logistics and shipping companies.

ñ

Retail: Developed during his tenure as an innovative consumer sector leader, including as President & Chief Operating Officer at Stitch Fix (NASDAQ: SFIX), where he was instrumental in scaling the business to a public company and oversaw client experience and merchandising.

CAREER HIGHLIGHTS

FOOTWORK – early-staged focused venture capital firm

ñ

Co-Founder and General Partner (since 2021)

STITCH FIX (NASDAQ: SFIX) – online personal styling service and retailer

ñ

President and Chief Operating Officer (2018–2021, COO from 2012–2016 and 2017–2021)

ñ

Interim Chief Financial Officer (2019–2021)

ñ

General Manager, Stitch Fix Men (2016–2017)

WALMART (NYSE: WMT) – multinational retail corporation operating department and grocery stores

ñ

VP and Chief Operations Officer, Walmart.com (2008–2012)

ñ

Sr. Manager and Director (2003–2008)

OTHER BOARD DIRECTORSHIPS

ñ

Stitch Fix (NASDAQ: SFIX) (2020–2022)

ñ

Miller Knoll (formerly Herman Miller) (NASDAQ: MLKN) (since 2019)

ñ

Food52 (2021–2023)

ñ

Mayvenn (2017–2022)

ñ

Imperfect Foods (2017–2021)

ñ

Own The Room (2016–2019)

EDUCATION

ñ

B.A., University of Virginia

ñ

M.B.A., University of California, Berkeley, Haas School of Business

Corporate Governance

INFORMATION ABOUT OUR DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office Until the 2025 Annual Meeting:

Kelly E. Garcia	Michael R. MacDonald
INDEPENDENT DIRECTOR COMMITTEES ñ Audit Director Since: 2022 Age: 49	INDEPENDENT DIRECTOR COMMITTEES ñ Audit (Chair) ñ Nominating & Corporate Governance Director Since: 2012 Age: 72

DIRECTOR QUALIFICATIONS

Mr. Garcia contributes to the Board his deep industry-leading expertise developing and implementing strategic technology initiatives to support and improve business operations with a proven track record of revolutionizing online consumer experience with global reach. His experience includes over 25 years of professional technology and leadership experience, including roles with responsibility for digital innovation, development of global commercial software products, e-commerce analytics and customer loyalty, cybersecurity and data privacy.

KEY SKILLS AND EXPERTISE

ñ

Cybersecurity/Privacy: Developed through his experience leading multifunctional teams responsible for building out Domino’s suite of global software platforms and integrations with other service and hardware providers, with special focus on the adoption of cybersecurity and data privacy protocols to ensure the protection of enterprise platforms and consumer information.

ñ

E-commerce & Digital/Technology: Acquired while serving in a number of senior leadership roles, including as Chief Technology Officer at Domino’s where he transformed the online customer experience and continues to earn industry recognition for adopting leading technological innovation tools that elevate the customer experience, including the development of multiple global software platforms integral to Domino’s e-commerce strategy with the integration of mobile ordering and GPS capabilities.

ñ

International: Obtained through executive leadership roles where he was responsible for scaling technology platforms to support Domino’s international operations and various leadership roles overseeing global business and strategic marketing intelligence for international stakeholders while at R. L. Polk.

CAREER HIGHLIGHTS

DOMINO’S PIZZA (NYSE: DPZ) – multinational pizza restaurant chain

ñ

Chief Technology Officer (since 2020)

ñ

SVP, eCommerce Development and Emerging Technologies (2016–2020)

ñ

VP, eCommerce Development (2012–2016)

R. L. POLK & COMPANY (acquired by IHS Inc. in 2013) – leader in global automotive information and analytics solutions

ñ

VP, Business Intelligence and North American Operations (2011–2012)

ñ

VP, Global Application Development (2008–2011)

ñ

Managerial roles in Application Development and Support (2006–2010)

EDUCATION

ñ

B.S., The Ohio State University

DIRECTOR QUALIFICATIONS

Mr. MacDonald contributes to the Board over 30 years of experience in retail knowledge and industry leadership, including first-hand business expertise and overseeing multiple aspects of retail operations, such as managing merchandising, marketing, stores, operations and finance functions. He brings an extensive understanding of evolving customer preferences and consumer engagement strategies obtained through his executive leadership roles developing and executing highly complex retail strategies with several leading North American retailers.

KEY SKILLS AND EXPERTISE

ñ

Finance: Gained from his many executive leadership positions, where he was responsible for overseeing capital raising and allocation strategies and corporate finance and reporting functions, in addition to his current role as member of the Frontier Group Holdings Audit Committee. He also brings over a decade of experience as the former CFO of Carson Pirie Scott.

ñ

Retail: Obtained through multiple executive leadership and public board roles across large retailers with store and digital operations.

ñ

Operations: Stemming from his experience transforming large-scale retail operations over the last three decades, in response to changing industry trends, challenging operating environments and evolving consumer preferences, including his experience overseeing DSW’s transformation to a leading omni-channel retailer.

CAREER HIGHLIGHTS

DSW INC. (NYSE: DBI) – leading American footwear and accessories company

ñ

Chairperson, President and CEO (2009–2015)

SHOPKO STORES – multi-department retail, pharmacies and optical center stores

ñ

Chairperson and CEO (2006–2009)

SAKS INC. – luxury department store chain

ñ

CEO and Chairperson (2000–2006)

ñ

Various executive positions (1998–2006)

CARSON PIRIE SCOTT (acquired by Northern Department Stores Group in 1998) – department and furniture store retail chain

ñ

President of Northern Department Stores Group (2000–2006)

ñ

Chairperson and CEO (1999–2000)

ñ

President and CEO (1998–1999)

ñ

President and Chief Operating Officer (1996–1998)

ñ

Executive Vice President and Chief Administrative Officer (1994–1996)

ñ

Executive Vice President and Chief Financial Officer (1990–1994)

OTHER BOARD DIRECTORSHIPS

ñ

Frontier Group Holdings, Inc. (NASDAQ: ULCC) (since 2016)

EDUCATION

ñ

B.B.A., University of Notre Dame

ñ

M.B.A., University of Detroit

Corporate Governance

Gisel Ruiz
INDEPENDENT DIRECTOR COMMITTEES ñ Compensation Director Since: 2022 Age: 53

DIRECTOR QUALIFICATIONS

Ms. Ruiz contributes to the Board over 26 years of professional retail and leadership experience, including executive and senior management positions with oversight responsibilities spanning across cost optimization, real estate operations, in-store innovation, sustainability and talent management. Her successful track record of leading teams through digital and multi-channel transformation, large scale growth and innovative tech-enabled consumer experience further enhance the Board’s oversight capabilities.

KEY SKILLS AND EXPERTISE

ñ

Retail: Acquired from her deep retail executive leadership experience at Walmart (NYSE: WMT) where she was responsible for the oversight of over 4,100 U.S. Walmart stores, 1.3 million employees and P&L responsibility for the organization's $279 billion in revenue.

ñ

Operations: Gained from Ms. Ruiz’s experience leading complex operations and human resources functions in senior and executive level leadership positions for Walmart U.S. and Sam’s Club, a division of Walmart, where she served as COO overseeing operations, real estate, territory sales, food service operation and in-store innovation for the $65 billion warehouse club.

ñ

International: Obtained from her unique directorships on several private and public, multinational company boards, including her former position on Yihaodian’s Board, China's then fourth largest business to consumer E-commerce website, her service on the board of Walmart de Mexico and leadership role responsible for Walmart International Human Resources, across 27 countries.

CAREER HIGHLIGHTS

SAM’S CLUB – leading membership warehouse retail division of Walmart

ñ

EVP, Chief Operations Officer (2017–2019)

WALMART (NYSE: WMT) – multinational retail corporation operating department and grocery stores

ñ

EVP, International Human Resources (2014–2017)

ñ

EVP, Chief People Officer 2010–2012)

ñ

EVP, Chief Operating Officer (2012–2014)

ñ

Various other leadership roles (1992–2012)

OTHER BOARD DIRECTORSHIPS

ñ

Cracker Barrel (NASDAQ: CBRL) (since 2020)

ñ

Vital Farms (NASDAQ: VITL) (since 2020)

ñ

TelevisaUnivision (since 2020)

ñ

Walmart de Mexico S.A. de C.V (2016–2019)

ñ

Yihaodian (2012–2015)

EDUCATION

ñ

B.S., Santa Clara University

Corporate Governance

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2023

We strive to promote an ownership mentality among our key leadership and board of directors.

The Company utilizes equity compensation to encourage our directors to maintain meaningful stock ownership in the Company, aligning directors’ interests with stockholders. As a result, each non-employee director is granted an annual equity retainer totaling $160,000 in the form of restricted stock units (rounded up to the nearest whole share), valued using the share price of our common stock on the date of grant. During fiscal 2023, on the date of our annual meeting, each non-employee director received a grant of 397 restricted stock units that will vest on June 1, 2024.

Each non-employee director is paid an annual cash retainer. In addition, the Non-Executive Chair and each Committee Chair receives an additional cash retainer for serving in those roles. Cash payments are paid pro-rata in quarterly installments at the end of each fiscal quarter. The Compensation Committee reviews, on a regular basis, market data for the same peer group used to evaluate executive officer compensation gathered by the Compensation Committee’s independent advisor for determining compensation.

The following table sets forth the cash retainer amounts, by role:

Role	Cash Retainer ($)
Non-Employee Director	110,000
Non-Executive Chair	180,000
Audit Committee Chair	30,000
Compensation Committee Chair	30,000
Nominating & Corporate Governance Committee Chair	20,000

The following table provides information related to non-employee director compensation earned for fiscal 2023:

	Fees Earned or	Stock
	Paid in Cash	Awards (1)	Total
Name	($)	($)	($)
Lorna E. Nagler	290,000	160,321	450,321
Michelle L. Collins	110,000	160,321	270,321
Kelly E. Garcia	110,000	160,321	270,321
Catherine A. Halligan	140,000	160,321	300,321
Patricia A. Little	110,000	160,321	270,321
Michael R. MacDonald	140,000	160,321	300,321
George R. Mrkonic	130,000	160,321	290,321
Heidi G. Petz	110,000	160,321	270,321
Gisel Ruiz	110,000	160,321	270,321
Michael C. Smith	110,000	160,321	270,321
1.	Amounts shown represent the grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). For a discussion of the assumptions made in the valuation reflected in this column, see Note 15 to the consolidated financial statements for fiscal 2023 contained in our Annual Report on Form 10-K filed on March 26, 2024.

Corporate Governance

The following table sets forth the outstanding restricted stock units held by our non-employee directors as of February 3, 2024:

Restricted Stock
Name	Units (#)
Lorna E. Nagler	397
Michelle L. Collins (1)	397
Kelly E. Garcia	397
Catherine A. Halligan	397
Patricia A. Little (1)	397
Michael R. MacDonald	397
George R. Mrkonic	397
Heidi G. Petz	397
Gisel Ruiz	397
Michael C. Smith	397

1.	Ms. Collins and Ms. Little elected to defer the restricted stock units received in fiscal 2023 until their retirement or termination from the Board of Directors.

Corporate Governance

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on? You are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2024, ending February 1, 2025.

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024, ending February 1, 2025. Services provided to Ulta Beauty by Ernst & Young LLP in fiscal 2023 are described under “Fees to Independent Registered Public Accounting Firm” below. Additional information regarding the Audit Committee is provided on page 21. Ernst & Young LLP has audited the financial statements of Ulta Beauty since 1997. The Audit Committee believes that the tenure of Ernst & Young LLP is a benefit to the Company because of their institutional knowledge of our business, as well as the avoidance of costs and time that would be associated with a new auditor. Ernst & Young LLP rotates the assurance engagement partner on the audit engagement every five years, consistent with independence requirements. A new assurance engagement partner was appointed in fiscal 2024. Representatives of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Ulta Beauty and our stockholders.

The affirmative vote of the holders of a majority of the shares present virtually online or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes, if any, will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been ratified.

Corporate Governance

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services rendered for fiscal 2023 and 2022:

	2023	2022
Audit Fees (1)	$2,659,000	$2,351,000
Audit-Related Fees	—	—
Tax Fees (2)	927,000	1,200,000
All Other Fees (3)	715,000	410,000
Total	$4,301,000	$3,961,000
1.	Audit fees consist of fees and expenses for the annual audit of our consolidated financial statements included in the Annual Report on Form 10-K, the annual audit of our internal control over financial reporting, the quarterly reviews of our consolidated financial statements included in Quarterly Reports on Form 10-Q, accounting consultations, and services related to other regulatory filings made with the SEC.
2.	Tax fees and expenses in fiscal 2023 consist of $119,000 for tax planning, advisory, and consulting services and $808,000 for tax compliance and preparation services. Tax fees and expenses in fiscal 2022 consist of $592,000 for tax planning, advisory, and consulting services and $608,000 for tax compliance and preparation services.
3.	All other fees consist of fees for access to online research software as well as advisory services associated with information technology systems.

The Audit Committee has approved all professional fees paid to Ernst & Young LLP.

The Audit Committee has established procedures for the pre-approval of all audit and non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (i) the Audit Committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (ii) the Audit Committee must pre-approve any permitted service not included in the annual service plan; (iii) the Audit Committee Chair has the ability to pre-approve any permitted service up to a pre-determined amount between regularly scheduled meetings, as applicable, and a report of such services and related fees are to be disclosed to the full Audit Committee at the next scheduled meeting; and (iv) the Audit Committee will review a summary of the services provided and the fees paid on an annual basis.

Corporate Governance

AUDIT COMMITTEE

The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders, potential stockholders, the investment community, and other stakeholders relating to the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. During fiscal 2023, the Audit Committee held nine meetings.

Specifically, the Audit Committee assists the Board of Directors in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, our compliance with legal and regulatory requirements, and our policies with respect to risk assessment and risk management, including data privacy, cybersecurity and technology risks. The Audit Committee annually evaluates its own performance and reports its findings and action plans to the Board. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination), and oversight of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee.

During fiscal 2023, the Audit Committee was composed of the following independent directors: Ms. Collins, Mr. Garcia, Ms. Little, Mr. MacDonald, and Ms. Petz (effective June 1, 2023). Mr. MacDonald serves as the current Chair of the Audit Committee. Each of the following current members of the Committee were designated by the Board of Directors as an “Audit Committee financial expert” as defined in applicable SEC rules: Ms. Collins, Ms. Little, Mr. MacDonald, and Ms. Petz. The Board of Directors made a qualitative assessment of each member’s level of knowledge and experience based on a number of factors, including education and work, management, and director experience. The Board of Directors has determined that all members of our Audit Committee are financially literate and are independent, as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts under a written charter that was adopted by the Board of Directors and has been published under “Governance” in the Investor Relations section of the Ulta Beauty website located at https://ulta.com/investor.

Corporate Governance

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting processes, and practices of Ulta Beauty. In addition, the Audit Committee oversees mitigation efforts related to data privacy, cybersecurity, and other technology risks.

The Audit Committee oversees Ulta Beauty’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ulta Beauty has an Internal Audit Department that is actively involved in examining and evaluating Ulta Beauty’s financial, operational, and information systems activities and reports functionally to the Audit Committee and administratively to management. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Ulta Beauty’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Public Company Accounting Oversight Board Standard No. 1301, Communications with Audit Committees (AS 1301). In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and Ulta Beauty, including the matters in the written disclosures and the Letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with Ulta Beauty’s independent registered public accounting firm the overall scope and plans for their audit and developed a pre-approval process for all independent registered public accounting firm services. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Ulta Beauty’s internal and disclosure controls, and the overall quality of Ulta Beauty’s financial reporting. As noted, the Audit Committee held nine meetings during fiscal 2023.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Ulta Beauty’s Annual Report on Form 10-K for fiscal 2023, ended February 3, 2024, for filing with the SEC. The Audit Committee has appointed Ernst & Young LLP to be Ulta Beauty’s independent registered public accounting firm for fiscal 2024, ending February 1, 2025.

Audit Committee of the Board of Directors

Michael R. MacDonald (Chair) Michelle L. Collins Kelly E. Garcia Patricia A. Little Heidi G. Petz
[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta Beauty filing under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Corporate Governance

COMPENSATION COMMITTEE

During fiscal 2023, the Compensation Committee was composed of the following directors, all of whom satisfy the independence requirements of NASDAQ: Ms. Collins, Ms. Halligan, Mr. Mrkonic, and Ms. Ruiz. Ms. Halligan serves as the Chair of the Compensation Committee. During fiscal 2023, the Compensation Committee held five meetings.

The Compensation Committee acts under a written charter that was adopted by the Board of Directors and has been published under “Governance” in the Investor Relations section of the Ulta Beauty website located at https://ulta.com/investor. Under this charter, the Compensation Committee is responsible for:

●	setting our compensation philosophy;
●	reviewing and approving the compensation for the CEO and the CEO’s direct reports (“C-Level Officers”);
●	reviewing and recommending to the Board the compensation for non-employee directors;
●	supervising compensation policies for all associates, including reviewing the compensation structure and procedures;
●	recommending to the Board the employment, appointment, and removal of C-Level Officers in accordance with the Compensation Committee Charter;
●	establishing, amending, and terminating compensation and benefits plans and administering such plans, including the Company’s Clawback Policy;
●	annually evaluating its own performance and reporting findings and action plans to the Board; and
●	periodically reviewing with management the Company’s policies, practices, and strategies relating to human capital management as they relate to the Company’s workforce generally, including policies and strategies regarding recruiting, selection, talent development, progression and retention, succession planning, workplace health and safety, culture and engagement, as well as diversity, equity, and inclusion.

The Compensation Committee may under its charter delegate any of its responsibilities to a subcommittee, but only to the extent consistent with our Bylaws, Certificate of Incorporation, and NASDAQ rules.

Compensation Consultant

During fiscal 2023 the Compensation Committee engaged Pay Governance as its outside consultant to assist the Compensation Committee with executive and non-employee director compensation program design, to advise and consult with the Committee on general compensation issues, and to keep the Committee apprised of regulatory, legislative, and accounting developments and competitive practices related to executive and director compensation. In those capacities, Pay Governance was engaged directly by the Compensation Committee. During fiscal 2023, Pay Governance provided no services to the Company other than the consulting services provided to the Compensation Committee. Pay Governance is an independent executive compensation consulting firm and does not determine or recommend the exact amount or form of executive compensation for any executive officers. Pay Governance reports directly to the Compensation Committee, and a representative of Pay Governance, when requested, attends meetings of the Committee, is available to participate in executive sessions, and communicates directly with the Chair of the Compensation Committee or its members outside of meetings. The Compensation Committee has reviewed the nature of and extent of the relationship between the Compensation Committee, the Company, and Pay Governance with respect to any potential conflicts of interest or similar concerns. Based on that review, the Compensation Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s provision of advice that is independent of management to the Compensation Committee.

Corporate Governance

Compensation Risk

The Company reviewed its compensation plans, practices, and policies and determined that it does not have any such plans, practices, and policies that create risks that are reasonably likely to have a material adverse effect on the Company based on, but not limited to the following:

●	the Company’s variable compensation programs are linked to specific performance goals set and approved by the Compensation Committee for executive officers and for other associates by supervisors consistent with the Company’s compensation philosophy and business goals;
●	the performance periods for the pay programs are designed to match the period for which the associate has influence on the results and incorporate incentives of a longer-term nature to tie the associate to the actual results;
●	payments under the incentives are capped and subject to potential clawback;
●	earned award levels are reviewed and certified by the Compensation Committee, management, payroll, and human resources;
●	the mix between fixed and variable pay is balanced so as to neither discourage proper risk taking, nor encourage excessive risk taking;
●	participants cannot approve their own performance goals, nor their own payouts; and
●	the Compensation Committee actively oversees the executive compensation program and has flexibility to use its judgment in assessing performance and pay, including oversight over clawback of executive compensation.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, none of the members of our Compensation Committee had at any time been one of our officers or associates. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee, or other Committee serving an equivalent function. Other than our CEO, none of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors. See also “Certain Relationships and Transactions” below.

Corporate Governance

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, that the CD&A be included in Ulta Beauty’s fiscal 2023 Annual Report on Form 10-K and this proxy statement.

Compensation Committee of the Board of Directors

Catherine A. Halligan (Chair) Michelle L. Collins George R. Mrkonic Gisel Ruiz
[2]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta Beauty filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

C	ompensation Discussion and Analysis

Our Company

Ulta Beauty is the largest specialty beauty retailer in the United States and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products, and salon services. Key aspects of our business include:

One-of-a-kind Assortment. We offer guests a differentiated assortment of approximately 25,000 products from approximately 600 established and emerging beauty brands across a variety of categories and price points. We believe we offer the widest selection of beauty categories, from mass to prestige price points, across cosmetics, fragrance, haircare, skincare, bath and body products, professional hair products, and salon styling tools.

Store Footprint. We operate more than 1,350 stores predominantly located in convenient, high-traffic locations. With a bright and open store environment, we make it easy for guests to discover new products and services. Our store design, fixtures, and open layout provide the flexibility to respond to consumer trends and changes in our merchandising strategy. We also offer beauty services in nearly every store, including a full-service hair salon and a BenefitTM Brow Bar. In addition to our free-standing locations, through our partnership with Target Corporation we have more than 500 Ulta Beauty at Target shop-in-shops which provide guests with a highly-curated, prestige beauty assortment in a unique and elevated presentation in 1,000 square feet of dedicated space within certain Target locations.

Leading Digital Experiences. Through our website, Ulta.com, and our mobile applications, we offer guests convenient, interactive, and personalized digital experiences. Our digital channels enable always-on shopping and discovery, and our diverse fulfillment options, including buy online pick-up in store, buy online pick-up curbside, ship from store, ship from distribution center, and same-day delivery, provide guests with value and convenience. In addition to e-commerce platforms, we offer guests a variety of unique digital experiences, including virtual try-on and skin analysis tools, which leverage augmented reality capabilities and artificial intelligence tools to provide guests with personalized experiences.

Best-in-Class Loyalty Program. Our best-in-class loyalty program, Ulta Beauty Rewards, enables members to earn points for every dollar spent on products and beauty services at Ulta Beauty, through purchases on our private label and co-branded credit cards, and purchases at Ulta Beauty at Target. In addition to unique membership benefits, members can redeem points for discounts on any product or service at Ulta Beauty. With more than 95% of total sales coming from members, we are uniquely positioned with a deep understanding of our customers and their preferences, enabling us to personalize experiences, recommendations, and promotions through our Customer Relationship Management (CRM) platform and support our brand partners’ growth.

Great Guest Experiences. We cultivate human connection with warm and welcoming guest experiences across all of our channels. Our knowledgeable and approachable store associates, our differentiated service offerings, and our efforts to create relevant, compelling digital content are competitive advantages and enable us to build strong engagement with guests.

We were founded in 1990 as a beauty retailer at a time when prestige, mass, and salon products were sold through distinct channels — department stores for prestige products; drug stores and mass merchandisers for mass products; and salons and authorized retail outlets for professional hair care products. We developed a unique specialty retail concept that offers a broad range of brands and price points, select beauty services, and a convenient and welcoming shopping environment. We define our target consumer as a beauty enthusiast, a consumer who is

Compensation Discussion and Analysis

passionate about the beauty category, uses beauty for self-expression, experimentation, and self-investment, and has high expectations for the shopping experience. We estimate beauty enthusiasts represent approximately 65% of shoppers and account for more than 80% of beauty products and services spend in the U.S.

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program during fiscal 2023. It also provides an overview of how and why our Compensation Committee arrived at the specific compensation decisions for our named executive officers for fiscal 2023, including the key factors that the Compensation Committee considered in determining named executive officer compensation. Below is an overview of some of these key factors:

●	We grew sales and earnings. The Ulta Beauty team delivered outstanding results for the year. Net sales increased to a record $11.2 billion (including net sales in the 53rd week of approximately $181.9 million), 9.8% over fiscal 2022. Net sales in the 53rd week were approximately $181.9 million. Operating income was $1.7 billion, or 15.0% of net sales, compared to $1.6 billion, or 16.1% of net sales, in fiscal 2022.

●	We engaged with customers across all platforms. We increased the number of members in our Ulta Beauty Rewards loyalty program by 8% to a record 43.3 million members. We strengthened category margins and improved our ability to optimize promotions. Our real estate portfolio is healthy, and we continue to expand our digital capabilities. Between our Buy Online Pick Up in Stores (“BOPIS”) and our ship-from-store capabilities, about 37% of our digital orders this year were fulfilled by stores, up from 31% last year. Reflecting growing consumer trends, we enhanced our Conscious Beauty platform, expanded our Black-Owned and founded brand assortment to 50 brands, and welcomed the second cohort of BIPOC brands to our MUSE Accelerator Program to help early-stage BIPOC brands prepare for retail readiness. In addition, we expanded the Wellness Shop, a cross-category platform that offers guests self-care for the mind, body, and spirit, to all stores.
●	We delivered results for our stockholders. In a challenging and uncertain economic environment, we maintained our share price for fiscal 2023, and our five-year total stockholder return (“TSR”) covering fiscal 2019-2023 was 73%, which included generating positive returns in fiscal 2020, one of the most challenging years, as we navigated through the impact of the COVID-19 pandemic and its related impact on the Company. We maintained our balance sheet strength throughout the period, ending fiscal 2023 with $766.6 million of cash and cash equivalents. Since 2014, Ulta Beauty has purchased 18.4 million shares of its common stock for $5.8 billion, while continuing to make strategic growth investments.
●	We made progress on our foundational transformation initiatives. We completed the retrofit of our Greenwood distribution center, began the retrofit of our Dallas distribution center, opened our Greer market fulfillment center, and began construction of our Bolingbrook market fulfillment center. Additionally, we successfully transitioned our Jacksonville, Greer, and Chambersburg distribution facilities and key merchandising processes to our new enterprise resource planning platform, and we converted key merchandising and commerce elements of our digital store to a new architecture. We also built a new enterprise data platform on Google cloud infrastructure, establishing a modern ecosystem for future analytics and data-driven decisioning capabilities, and we completed our rollout of new POS systems, including mobile checkout, in all stores. Our teams enable our success, and we continue to invest to protect and cultivate our world class culture and talent. We offer comprehensive benefits including specialized programs addressing mental and maternal health. Our focus on creating a working environment where every associate can be their authentic self and where they can grow their careers is reflected in our associate recruiting, retention and engagement.
●	We ensured our compensation programs reflected evolving business expectations. Our Compensation Committee approved a short-term incentive program that was tied to a full-year earnings before taxes (“EBT”) goal set at the beginning of the year. For the long-term incentive program, the Compensation Committee maintained a mix of equity that provides performance-based restricted stock units (“PBSs”), stock options and restricted stock units (“RSUs”) delivering 50%, 30% and 20% of the target value, respectively, to Named Executive Officers (the “NEOs”). The Compensation Committee approved PBS

Compensation Discussion and Analysis

awards that may be earned based upon achievement of two-year financial performance goals, subject to a cumulative three-year TSR modifier and three-year vesting.

Compensation Overview

This CD&A describes the Company’s executive compensation program and explains how the Compensation Committee made compensation decisions for the following NEOs related to fiscal 2023:

Named Executive Officer	Title
David C. Kimbell	Chief Executive Officer
Scott M. Settersten	Chief Financial Officer, Treasurer and Assistant Secretary
Jodi J. Caro	General Counsel, Chief Risk & Compliance Officer
Anita J. Ryan	Chief Human Resources Officer
Kecia L. Steelman (1)	President and Chief Operating Officer

1.	Ms. Steelman has been Chief Operating Officer since 2021 and was promoted to President in September 2023.

Our compensation programs for fiscal 2023 are summarized below.

●	Salaries are established early in each fiscal year and reflect competitive market data, company and individual performance, succession planning, and internal equity among other factors. Salary represents the smallest and only fixed portion of NEO pay.
●	The annual incentive plan is tied solely to full-year EBT attainment.
●	For the annual award of equity granted in March, the Compensation Committee awarded NEOs 50% of the target value in the form of PBSs, 30% in the form of stock options, and 20% in the form of time-based RSUs. The Compensation Committee believes that utilizing three different equity incentive vehicles provides a balanced approach and is in line with the compensation philosophy to attract, retain and motivate executives in alignment with stockholders. PBSs align executives and stockholders by incentivizing management to implement the company’s long-term strategies and achieve multiyear EBT and revenue goals; stock options incent executives to increase the stock price over time, aligning them with the interests of stockholders; and RSUs align the executive and stockholders for the same reason and reward the executive only after the three-year cliff vesting period has lapsed.

The alignment of performance and pay in fiscal 2023 reflects our compensation philosophy.

Executive pay is delivered through a performance-based compensation program that provides the opportunity to earn meaningful compensation upon achievement of superior performance and limits earnings opportunity when results are not satisfactory. Annual incentive opportunity is directly tied to one quantifiable objective performance target: EBT. No awards are paid under this program if a threshold level of EBT is not achieved. In addition, PBSs are earned based on the attainment of two-year EBT growth and two-year revenue growth goals, subject to a three-year TSR modifier as described below.

Compensation Discussion and Analysis

Our long-term incentive plan (“LTIP”) is designed to focus on our plan to drive long-term profitable growth.

The LTIP uses PBSs that are earned based on attainment of two-year EBT growth and two-year revenue growth goals and require a third year of vesting to deliver 50% of the target LTI value for our NEOs. The Compensation Committee chose to use revenue as a metric as it is a measurement of growth. EBT was chosen as a metric because of its focus on profitable growth, which is a key indicator of our operating performance and therefore closely tied to stockholder value. EBT and revenue are weighted equally at 50%. Each performance metric and its resulting payout operate independently of each other. The resulting PBS award payout is then subject to modification such that payout will be capped at target if the Company’s TSR for its 2023-2025 fiscal years decreases by 10% or more even if revenue and/or EBT performance exceeds target, or if TSR is 10% or more and the revenue and/or EBT performance targets are not met. The LTIP also includes non-qualified stock options with four-year vesting and time-based RSUs with three-year cliff vesting. Stock options only deliver executive compensation if the share price rises above the fair market value grant price, also aligning executive’s interests in share value growth, and time-based RSUs serve as a retention vehicle and further align associates’ interests with stockholder value.

We value stockholder engagement and consider the results of our say-on-pay votes.

At our 2023 Annual Meeting of Stockholders, approximately 89% of stockholders indicated their approval of the compensation paid to our NEOs through the advisory vote to approve executive compensation (“say-on-pay”). The Compensation Committee believes that this vote affirms stockholder support of the Company’s approach to executive compensation. Our stockholders have consistently supported our say-on-pay proposals. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our NEOs. We regularly review and assess our compensation programs to ensure that they are aligned with our business strategies and that the type and mix of short-term and long-term incentive vehicles used continue to align management with stockholders’ interests and reward for high performance.

Feedback from stockholders is an important consideration that the Compensation Committee uses when formulating future compensation programs. The Company actively solicits feedback on a wide range of topics, including executive compensation, corporate governance, and environmental and social responsibility issues.

Philosophy

OUR PHILOSOPHY		HOW WE EXECUTE OUR PHILOSOPHY

Our executive compensation philosophy is to provide compensation opportunities that attract, retain, and motivate talented key executives.		We annually evaluate the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, and other relevant business factors.

		We link annual incentive compensation to our performance on a key measurable financial goal – EBT – that drives stockholder value.

		We focus a significant portion of the executives’ compensation on equity-based incentives to align interests closely with stockholders.

		We manage “pay for performance” such that pay is clearly linked to business and individual performance.

Compensation Discussion and Analysis

Overview of 2023 Compensation

Our fiscal 2023 compensation program consisted of a base salary, annual incentive plan, and long-term incentive plan. This mix of compensation is intended to ensure that total compensation reflects our overall intent to motivate executive officers to meet appropriate performance measures and to align management with stockholders’ long-term interests.

Components of Compensation

The majority of target compensation we offer our NEOs is delivered in variable, performance-based elements.

The material components of our executive compensation program design and their purposes and key characteristics are summarized in the following table:

	Reward Element	Purpose	Form	Type	Duration
Fixed	Base Salary	Compensation for duties and responsibilities	Cash	Fixed	One-year
At Risk	Annual Incentive Plan	Rewards NEOs for achievement of company-wide EBT goal	Cash	Performance Based	One-year
	Long-Term Incentive Plan	Rewards creation of long-term stockholder value	Performance-Based Units (50% of award value) Stock Options (30% of award value) Restricted Stock Units (20% of award value)	Performance Based	Three-year to Four-year

As part of our continued emphasis on creating stockholder value, we utilize EBT as the single performance measure for the corporate annual incentive for all officers. This focus on a single financial performance objective reflects the Company’s strong linkage between stockholder value creation and management incentives. Each fiscal year, the Board of Directors approves the EBT target goal. The Compensation Committee then approves the threshold and maximum performance against the EBT target at the beginning of the fiscal year. This target reflects a rigorous goal setting process in which management and the Board worked collaboratively to set stretch targets reflective of our ambitious growth goals which are tied to the Company’s operating plans. For fiscal 2023, we achieved record performance with EBT of $1.696 billion, 3.2% growth over 2022, but slightly below the challenging target. Having reviewed these results and its assessment of overall performance, the Compensation Committee approved annual cash incentives for the NEOs payable at 97.84% of their target annual incentives.

Compensation Discussion and Analysis

We use PBSs, stock options, and RSUs as a means of providing long-term incentives for our NEOs. PBS awards are tied to the attainment of both two-year EBT growth and two-year revenue growth goals and require a third year of vesting. Payout of the PBS awards is also subject to modification such that payout will be capped at target if the Company’s TSR for its 2023-2025 fiscal years decreases by 10% or more even if revenue and/or EBT performance exceeds target, or if TSR is 10% or more and the revenue and/or EBT performance targets are not met. The first chart below shows the mix of our current CEO’s fiscal 2023 target compensation by component and the portion of total compensation that is performance based. The second chart shows this same data for our other NEOs’ fiscal 2023 target compensation.

The use of stock options and PBSs emphasizes long-term alignment with stockholder value, as the stock options will not have any value unless our share price increases and the PBSs will not vest unless performance goals are met.

Compensation Discussion and Analysis

2023 Executive Compensation Process

What We Do:	Objectives and Considerations:

Compensation Committee Reviews Comparative Pay Levels

We review competitive pay levels among a peer group of retailers with revenues similar to Ulta Beauty, compensation survey data for similarly sized retail companies from the Willis Towers Watson Retail Executive Survey Report, and compensation survey data for similarly sized general industry companies from the Willis Towers Watson CDB General Industry Survey report.

Our CEO Provides Input for Other Executives

The CEO, with input from our human resources department on competitive market positions, recommends to the Compensation Committee the compensation of other executives based on the executive’s performance and internal pay equity among the executives team, as well as talent and succession planning considerations. The CEO does not participate in the discussion or setting of his own compensation.

Compensation Committee Makes Final Determination

The Compensation Committee approves executive compensation after deliberation, taking into account such factors as talent planning, succession, and Company performance. In addition, the Committee considers such factors as total compensation philosophy, individual performance, and the positioning of Ulta Beauty’s executive total compensation levels relative to market.

We consider the nature and job scope of each NEO.

We consider internal pay positioning, taking into account each NEO’s pay components and levels relative to other executives with respect to role, length of time the NEO has served in the NEO’s current position, seniority, and level of responsibility.

We consider the accounting and tax impact of each element of compensation.

We consider competitive pay levels and practices for similar positions among identified data sets.

ULTA BEAUTY 2023 COMPENSATION PEER GROUP

Bath & Body Works, Inc.	Foot Locker, Inc.	Tractor Supply Company
Burlington Stores, Inc.	Lululemon Athletica Inc.	Under Armour, Inc.
Capri Holdings Limited	PVH Corp.	V.F. Corporation
Dick’s Sporting Goods, Inc.	Ross Stores, Inc.	Williams-Sonoma, Inc.

The Compensation Committee selected a peer group of companies that are generally within 0.5x to 3.0x of Ulta’s revenues and/or 0.2x to 4.0x Ulta’s market capitalization and with whom we may compete for talent. The Compensation Committee assesses the peer group annually to ensure the peer group remains relevant from industry, size, and performance perspectives for use in benchmarking pay to inform its decisions.

Compensation Discussion and Analysis

2023 Compensation Components

COMPENSATION COMPONENTS

Base Salary	Annual Incentives	Long-Term Incentive Plan

Base Salary

Base salaries are reviewed annually and are set based on competitiveness versus the external market, talent planning, internal merit increase budgets, individual and Company performance, and internal equity considerations.

The NEO base salary increases for fiscal 2023 were:

	2023
	Base Salary	Percentage
Named Executive Officer	($)	Increase
David C. Kimbell	1,350,003	10%
Scott M. Settersten	805,480	5%
Jodi J. Caro	658,050	6%
Anita J. Ryan	562,016	10%
Kecia L. Steelman	1,065,022	7%

In connection with their strong performance, Mr. Kimbell and Ms. Ryan each received a 10% increase as the Committee continued to migrate their pay to more market-competitive rates. In addition, the Compensation Committee approved merit increases of 5%, 6%, and 7% for Mr. Settersten, Ms. Caro, and Ms. Steelman, respectively. These base salary levels are competitive with the peer and survey data and reflect the Committee’s assessment of the executives’ performance and criticality to the organization.

Annual Incentives

The NEO target annual incentives, shown as a percentage of base salaries, for fiscal 2023 remained appropriately competitive and were unchanged from 2022 as follows:

2023
Annual Incentive
Named Executive Officer	Target
David C. Kimbell	180%
Scott M. Settersten	100%
Jodi J. Caro	65%
Anita J. Ryan	65%
Kecia L. Steelman	115%

In fiscal 2023, target EBT under the annual incentive program was $1.703 billion. This target reflected a rigorous goal-setting process in which management and the Compensation Committee worked collaboratively to set targets reflective of our growth expectations. When approving the fiscal 2023 EBT goal, the Committee determined the goal was appropriate given the prior year’s extraordinary performance over plan, concerns over the economy in an inflationary and rising interest rate environment and substantial capital investments in enterprise systems.

Compensation Discussion and Analysis

The fiscal 2023 annual incentive performance/payout range was as follows:

	2023
	Annual Incentive Performance	Payout as a % of
	Percent to Target	Target
Threshold	87%	40%
Target	100%	100%
Maximum	110%	200%

Based on our EBT performance of $1.696 billion, the annual incentive payout was 97.84% of target based on EBT performance of less than 100% of target. The Compensation Committee can use negative discretion to reduce calculated annual incentive payouts but did not apply any downward discretion in fiscal 2023.

Long-Term Incentive Plan

During fiscal 2023, we provided long-term incentive awards through grants of PBSs, stock options, and RSUs to our NEOs and certain other associates. Under the LTIP, each eligible associate may receive an award with a value that is targeted to a percentage of base salary, with the ultimate value dependent upon Company performance.

The LTIP awards, shown as a percentage of base salaries, for fiscal 2023 compared to fiscal 2022 were as follows:

	2023	2022
	LTIP Target	LTIP Target
Named Executive Officer	Percentage	Percentage
David C. Kimbell	655%	524%
Scott M. Settersten	230%	230%
Jodi J. Caro	150%	150%
Anita J. Ryan	125%	125%
Kecia L. Steelman	350%	350%

The Compensation Committee increased the LTIP target percentage for Mr. Kimbell to further align his compensation with stockholders for long-term value creation and provide market competitive long-term compensation opportunities.

Compensation Discussion and Analysis

Consistent with our pay-for-performance orientation, the Compensation Committee granted the annual LTIP award with the following mix:

PBS	Stock Options	RSUs
PBSs granted under the LTIP have the following characteristics:	Stock options granted under the LTIP generally have the following characteristics:	RSUs granted under the LTIP generally have the following characteristics:

✔ tied to achievement of two-year revenue and EBT targets;

✔ 50% of PBS grant value tied to attainment of revenue target and 50% of PBS grant value tied to attainment of EBT target;

✔ the number of shares earned can be less or greater than target, including zero, based on Company performance;

✔ following the end of the two-year performance period, a third year of time vesting is required before the number of earned shares is delivered to the recipient; and

✔ the PBS awards are capped at target payout if three-year TSR decreases by 10% or more even if revenue and/or EBT performance exceeds target, or if TSR is 10% or more and the revenue and/or EBT performance targets are not met.

	✔ exercise price equal to the fair market value of our common stock on the date of grant; ✔ ratable vesting, on an annual basis over a four-year period; and ✔ ten-year term from the date of grant.	✔ entitle the holder to receive an equal number of shares of common stock at settlement; and ✔ cliff vest three years from grant date.

Compensation Discussion and Analysis

As described in our proxy statement filed in 2023, the PBSs granted in 2021 were eligible to be earned based on two one-year cumulative revenue and EBITDA targets for fiscal 2021 and 2022, and subject to a three-year TSR modifier. Achievement in each of fiscal 2021 and 2022 resulted in a payout of 170% of target for the revenue component and 200% of target for the EBT component, which were subject to a performance cap if three-year TSR for fiscal years 2021-2023 was not positive. Based on the average closing stock price for the 20 trading days ending February 3, 2024 of $486.45, the three-year TSR was positive and performance cap was not applied. Therefore, the PBSs vested at 170% of target for the revenue component and 200% of target for the EBT component on March 15, 2024.

PBS awards previously granted in fiscal 2022 were eligible to be earned based on two-year cumulative revenue and EBT targets follows:

	Revenue – 50% of PBS Value		EBT – 50% of PBS Value
	Percent to Target	Payout	Percent to Target	Payout
Threshold	95%	50%	85%	50%
Target	100%	100%	100%	100%
Maximum	105%	200%	110%	200%

The two-year cumulative revenue and EBT targets were $19.0 billion and $2.7 billion, respectively and we achieved $21.4 billion and $3.3 billion, respectively, resulting in a maximum 200% earning of the PBS award. The award is subject to a target level payout cap if the Company’s three-year TSR decreases by 10% or more and is not eligible to vest until March 2025.

Compensation Discussion and Analysis

Executive Compensation Policies and Practices

The Compensation Committee and management seek to ensure that our executive compensation and benefits programs align with our core compensation philosophy. We maintain the following policies and practices that serve as the foundation for the compensation program for our NEOs:

What We Do		What We Don’t Do
✔	Pay-for-Performance: Vast majority of compensation is performance-based and not guaranteed	✘	No Excise Tax Gross-Ups: The Company does not provide any excise tax gross-up payments in connection with a change in control
✔	Multiple Performance Metrics and Time Horizons: Use multiple performance metrics focusing on top-line and bottom-line growth and multi-year vesting and measurement periods for long-term incentives	✘	No Repricing or Buyouts of Stock Options: The Company’s equity plan prohibits repricing or buyouts of underwater stock options
✔	Annual Compensation Risk Review: Annually assess risk in compensation programs	✘	No Tax Gross-ups for Perquisites: The Company does not provide tax gross-ups to NEOs for the limited perquisites we provide
✔	Double-Trigger Change in Control: Include “double-trigger” change in control provisions for the vesting of equity awards and the receipt of severance	✘

No Hedging, Derivatives, Pledging or Margin Accounts: NEOs are prohibited from engaging in derivatives and hedging transactions and from holding Company stock in a margin account or pledging Company stock as collateral

✔	Share Ownership Guidelines: NEOs must comply with share ownership requirements	✘	No Dividends on Unearned PBSs and RSUs: No dividends or dividend equivalents are paid on PBSs or RSUs until such PBSs and RSUs become vested and earned
✔

Clawback Policy: We have adopted a clawback policy in compliance with the new SEC rules corresponding Nasdaq listing standards, which provides for the mandatory recovery of incentive compensation in the event of a financial restatement. In addition, our clawback policy permits the recovery of incentive compensation in the event of other misconduct not involving financial restatements, and for breaches of non-compete and other restrictive covenants

		✘	No Employment Agreements: No contracts with multi-year guaranteed compensation arrangements
✔	Challenging Performance Objectives: Set challenging performance objectives for Annual Incentive and LTIP
✔

Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest

✔	Limited Perquisites: Provide limited perquisites
✔	Peer Groups: Use appropriate peer groups when establishing compensation

Compensation Discussion and Analysis

Share Ownership Guidelines

The Compensation Committee has established the following share ownership guidelines to strengthen the focus of our senior officers on our long-term goals and further align their interests with stockholders:

Position	Required Amount
CEO	6X Base Salary
Other NEOs	3X Base Salary
Chief Non-NEOs	2X Base Salary

In addition to shares held directly, shares of common stock held in brokerage accounts for the executives’ benefit in trust, through tax qualified retirement plans, PBSs (which have been earned based on performance, but which are still subject to time vesting and the TSR modifier) and RSUs are included in determining whether the ownership requirement has been met and sustained. Executives subject to the guidelines are required to retain at least 50% of the net after-tax shares awarded until they have achieved the required ownership level. All executives are in compliance with our share ownership guidelines.

Clawback Provisions

We maintain a robust compensation recovery policy applicable to all Section 16 officers as well as other associates who receive equity grants or are otherwise selected for coverage. Effective as of October 2, 2023, our Senior Leadership Clawback Policy (the “Clawback Policy”) is intended to comply with the Nasdaq listing standards adopted pursuant to Rule 10D-1 under the Exchange Act. Under the Clawback Policy, if Ulta Beauty is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws, we will be required to recover from current and former executive officers any excess of (1) the amount of any incentive compensation received during the three years preceding the date that Ulta Beauty is required to prepare such restatement over (2) the amount of any such incentive compensation that would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid, unless the Compensation Committee determines that such recovery would be impracticable.

In addition, under the Clawback Policy, the Compensation Committee may recover incentive compensation in the event of: (a) fraud or misconduct (regardless of whether the fraud or misconduct is related to a restatement), (b) a violation of Ulta Beauty’s Code of Business Conduct, or (c) a violation of any applicable non-compete, non-solicitation or confidentiality covenants.

For purposes of the Clawback Policy, incentive compensation includes annual and long-term incentives that were paid or vested under any plan or agreement, whether paid or payable in cash and/or shares including any annual bonus, options, SARs, restricted stock, restricted stock units or performance shares (including recovery of gains realized upon the exercise or sale thereof); outstanding incentive awards that have not been earned or vested; and any other compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.

No Hedging, Derivatives, Pledging or Margin Accounts

Our insider trading policy prohibits trading in puts, calls, and other derivative securities on our stock and also prohibits the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock by officers, directors, and associates. In addition, our insider trading policy prohibits our executive officers, directors, and other designated insiders from holding Company stock in a margin account or pledging our stock as collateral for a loan.

Compensation Discussion and Analysis

Long-Term Incentive Granting Policy

We have a general policy of making equity grants (stock options and RSUs) for new executive officers and NEOs once our trading window opens on the third business day following the date our earnings announcements is made for each fiscal quarter. The annual LTIP grant (stock options, PBSs and RSUs) is generally made in the open trading window and at least two days after filing of our Annual Report on Form 10-K. The trading window generally remains open for 30 days (except it only remains open for 10 days following the date our earnings announcement is made for our third fiscal quarter). This timing is therefore generally consistent with when our executives and directors would be allowed to trade in our common stock under our insider trading policy. The Compensation Committee determined that granting stock compensation at this time was prudent in that it allowed for the market to process all reported public information prior to establishing the price as of the grant date. Such a practice thereby eliminates any potential manipulation regarding the timing of stock option grants. All equity grants for executives and NEOs are approved in advance by the Compensation Committee.

Benefits and Perquisites

Executives can defer compensation under our non-qualified deferred compensation plan with matching contributions equal to 100% of contributions made up to 3% of eligible deferred compensation, which is more fully described in the narrative to the 2023 Non-Qualified Deferred Compensation table below. For all eligible associates, we offer a 401(k) plan with matching contributions equal to 100% of the contributions for the first 3% of eligible salary and 50% of the contributions on the next 2% of eligible salary. In addition, we offer group health, life, accident, and disability insurance to eligible associates. Our associates are also entitled to a discount on purchases at our stores.

Change in Control and Severance Plan

The Company has an Executive Change in Control and Severance Plan (the “CIC Plan”), which provides severance and other benefits should an executive be involuntarily terminated in connection with a change in control. We adopted the CIC Plan as a market-based plan that is intended to minimize distraction to our executives by providing financial security in the event of a loss of employment following a change in control. See “Potential Payments upon Termination or Change in Control” below for additional details.

Accounting and Tax Considerations

Historically, our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for Ulta Beauty.

Compensation Discussion and Analysis

Summary Compensation Table

The following table sets forth the compensation of our NEOs for fiscal 2023, 2022, and 2021:

					Non-Equity
				Stock	Incentive
			Stock	Option	Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($)	($) (3)	($)
David C. Kimbell	2023	1,350,003	6,190,080	2,652,857	2,377,517	93,423	12,663,880
Chief Executive Officer and	2022	1,225,016	5,897,497	1,925,796	4,410,058	54,017	13,512,384
Director (Principal Executive	2021	1,037,756	2,349,012	1,353,033	3,735,922	64,044	8,539,767
Officer)
Scott M. Settersten	2023	805,480	1,297,604	555,856	788,082	70,914	3,517,936
Chief Financial Officer	2022	767,125	1,753,629	529,419	1,534,250	63,594	4,648,017
(Principal Financial Officer)	2021	723,694	1,008,718	499,434	1,230,280	50,963	3,513,089

Jodi J. Caro	2023	658,050	691,364	296,189	418,494	55,369	2,119,466
General Counsel,	2022	620,797	1,139,705	279,395	807,036	48,162	2,895,095
Chief Risk & Compliance Officer	2021	585,645	495,999	263,572	761,338	41,701	2,148,255
and Corporate Secretary
Anita J. Ryan	2023	562,016	492,194	210,904	357,419	46,964	1,669,497
Chief Human Resources Officer	2022	501,878	593,823	127,621	663,832	38,380	1,925,534

Kecia L. Steelman	2023	1,065,022	2,609,940	1,118,334	1,198,320	64,187	6,055,803
President and Chief Operating Officer	2022	1,000,022	4,147,721	1,050,041	2,300,052	61,317	8,559,153
	2021	783,246	1,170,468	672,093	1,566,492	44,687	4,236,986

1.	Fiscal 2023 represents the sum of:
(i)	the grant date fair value of RSUs of $1,768,516 for Mr. Kimbell, $371,056 for Mr. Settersten, $197,533 for Ms. Caro, $140,783 for Ms. Ryan, and $745,931 for Ms. Steelman was based on the closing share price of our common stock on the date of grant; and
(ii)	the grant date fair value at target of the 2023 LTIP PBSs (see footnote 3 to the Grants of Plan Based Awards Table for more information) of $4,421,564 for Mr. Kimbell, $926,548 for Mr. Settersten, $493,831 for Ms. Caro, $351,411 for Ms. Ryan and $1,864,009 for Ms. Steelman was determined using a Monte Carlo simulation using the average closing share price over 20 trading days of $522.74, a valuation day stock price of $545.67, an expected volatility of 35.29% over a 2.84 year period, a risk-free interest rate of 3.81% and TSR of 4.39%. If the maximum level of performance is achieved for the 2023 LTIP PBS grants, the amounts shown above would increase by $4,421,564, $926,548, $493,831, $351,411, and $1,864,009 for Mr. Kimbell, Mr. Settersten, Ms. Caro, Ms. Ryan, and Ms. Steelman, respectively.
2.	Amounts shown represent the grant date fair value of stock options granted in the year indicated as computed in accordance with ASC 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 15 to the consolidated financial statements for fiscal 2023 contained in the Form 10-K filed on March 26, 2024.
3.	All other compensation includes 401(k) match, deferred compensation match, long-term disability premiums, and other perquisites, including health screenings and life insurance premiums as indicated in the table below for fiscal 2023:

		Deferred	Executive LT
	401(k)	Compensation	Disability	Other
	Match	Match	Premium	Perquisites
Name	($)	($)	($)	($)
David C. Kimbell	13,200	39,635	39,988	600
Scott M. Settersten	13,200	23,899	33,215	600
Jodi J. Caro	13,200	19,484	22,092	593
Anita J. Ryan	13,200	16,505	16,752	506

Compensation Discussion and Analysis

Kecia L. Steelman	10,564	31,501	21,522	600

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the NEOs for fiscal 2023:

										All Other
									All Other	Option Awards:
									Stock Awards:	Number	Exercise or	Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Number	of	Base	Fair Value of
			Under Non‑Equity Incentive			Under Equity Incentive			of	Securities	Price of	Stock and
			Plan Awards			Plan Awards (3)			Shares	Underlying	Option	Option
	Grant	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Options	Awards	Awards
Name	Type	Date	($) (1)	($)	($) (2)	(#) (4)	(#)	(#) (5)	(#)	(#) (6)	($)	($) (7)
David C. Kimbell
	Annual Incentive		972,002	2,430,005	4,860,010	—	—	—	—	—	—	—
	LTIP - PBS	3/31/2023	—	—	—	4,052	8,103	16,206	—	—	—	4,421,564
	LTIP - NQ	3/31/2023	—	—	—	—	—	—	—	13,220	545.67	2,652,857
	LTIP - RSU	3/31/2023	—	—	—	—	—	—	3,241	—	—	1,768,516
Scott M. Settersten
	Annual Incentive		322,192	805,480	1,610,960	—	—	—	—	—	—	—
	LTIP - PBS	3/31/2023	—	—	—	849	1,698	3,396	—	—	—	926,548
	LTIP - NQ	3/31/2023	—	—	—	—	—	—	—	2,770	545.67	555,856
	LTIP - RSU	3/31/2023	—	—	—	—	—	—	680	—	—	371,056
Jodi J. Caro
	Annual Incentive		171,093	427,733	855,466	—	—	—	—	—	—	—
	LTIP - PBS	3/31/2023	—	—	—	453	905	1,810	—	—	—	493,831
	LTIP - NQ	3/31/2023	—	—	—	—	—	—	—	1,476	545.67	296,189
	LTIP - RSU	3/31/2023	—	—	—	—	—	—	362	—	—	197,533
Anita J. Ryan
	Annual Incentive		146,124	365,310	730,620	—	—	—	—	—	—	—
	LTIP - PBS	3/31/2023	—	—	—	322	644	1,288	—	—	—	351,411
	LTIP - NQ	3/31/2023	—	—	—	—	—	—	—	1,051	545.67	210,904
	LTIP - RSU	3/31/2023	—	—	—	—	—	—	258	—	—	140,783
Kecia L. Steelman
	Annual Incentive		489,910	1,224,775	2,449,550	—	—	—	—	—	—	—
	LTIP - PBS	3/31/2023	—	—	—	1,708	3,416	6,832	—	—	—	1,864,009
	LTIP - NQ	3/31/2023	—	—	—	—	—	—	—	5,573	545.67	1,118,334
	LTIP - RSU	3/31/2023	—	—	—	—	—	—	1,367	—	—	745,931
1.	Threshold assumes performance equals 87% of the EBT performance target, resulting in a payout of 40% of the EBT target bonus.

2.	Maximum assumes performance equals or exceeds 110% of the EBT performance target, resulting in a payout of 200% of the EBT target bonus.
3.	Amounts represent the 2023 LTIP PBSs granted in which 50% of the grant value is tied to attainment of a revenue target and 50% of the grant value is tied to attainment of an EBT target, in each case subject to a TSR modifier. The 2023 PBSs vest on March 15, 2026, subject to continued service through the vesting date except in the case of certain earlier terminations or in connection with a change in control as further explained in “Potential Payments Upon a Termination or Change in Control.”
4.	Threshold assumes performance meets or exceeds 95% of the revenue performance target and 85% of the EBT performance target, resulting in a payout of 50% and 50% of the target performance-based units, respectively.
5.	Maximum assumes performance meets or exceeds 105% of the revenue performance target and 110% of the EBT performance target, resulting in a payout of 200% and 200% of the target performance-based units, respectively.
6.	Stock options vest in 25% annual increments beginning March 15, 2024, and each anniversary thereafter through March 15, 2027, subject to continued service through the vesting date except in the case of certain earlier terminations or in connection with a change in control.
7.	Represents the grant date fair value of RSUs, PBSs and stock options granted as computed in accordance with ASC 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 15 to the consolidated financial statements for fiscal 2023 contained in the Form 10-K filed on March 26, 2024 and with respect to the PBSs, footnote 1 in the Summary Compensation Table. RSUs cliff vest on March 15, 2026, subject to continued service through the vesting date except in the case of certain earlier terminations or in connection with a change in control.

Compensation Discussion and Analysis

Outstanding Equity Awards as of FEBRUARY 3, 2024

The following table presents information concerning stock options, PBSs, and RSUs held by the NEOs as of February 3, 2024:

	Stock Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
	Number of	Number of			Number of	Market	Plan Awards:	Market or
	Securities	Securities			Shares of	Value of	Number of	Payout Value of
	Underlying	Underlying			Stock	Shares of	Unearned	Unearned
	Unexercised	Unexercised	Option		that	Stock that	Shares	Shares
	Options	Options	Exercise	Option	have not	have not	that have not	that have not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)	(#) (1)	($)
David C. Kimbell (2)					23,037	11,641,287	24,321	12,290,131
	8,771	—	281.53	3/24/2027
	16,880	—	204.27	3/29/2028
	10,971	—	348.73	3/29/2029
	29,196	17,707	174.45	3/27/2030
	6,347	6,348	306.59	3/25/2031
	3,229	9,688	395.84	3/24/2032
	—	13,220	545.67	3/31/2033
Scott M. Settersten (3)					7,683	3,882,450	6,156	3,110,811
	2,231	—	348.73	3/29/2029
	3,797	3,797	174.45	3/27/2030
	1,172	2,343	306.59	3/25/2031
	887	2,664	395.84	3/24/2032
	—	2,770	545.67	3/31/2033
Jodi J. Caro (4)					5,071	2,562,527	3,259	1,646,870
	—	1,804	174.45	3/27/2030
	1,236	1,237	306.59	3/25/2031
	468	1,406	395.84	3/24/2032
	—	1,476	545.67	3/31/2033
Anita J. Ryan (5)					1,975	998,027	2,256	1,140,024
	1,068	—	348.73	3/29/2029
	1,189	595	174.45	3/27/2030
	250	251	306.59	3/25/2031
	214	642	395.84	3/24/2032
	—	1,051	545.67	3/31/2033
Kecia L. Steelman (6)					13,885	7,016,507	12,258	6,194,335
	1,395	—	348.73	3/29/2029
	2,759	2,759	174.45	3/27/2030
	1,577	3,153	306.59	3/25/2031
	1,760	5,283	395.84	3/24/2032
	—	5,573	545.67	3/31/2033
1.	Amounts represent the maximum payout of LTIP PBSs granted in fiscal 2022 and target payout of the LTIP PBSs granted in fiscal 2023. With respect to the 2022 PBSs, there are 16,218 for Mr. Kimbell, 4,458 for Mr. Settersten, 2,354 for Ms. Caro, 1,612 for Ms. Ryan and 8,842 for Ms. Steelman for which the performance period has not ended. The award will not be certified until February 2025 and will vest in March 2025. With respect to the 2023 PBSs, there are 8,103 for Mr. Kimbell, 1,698 for Mr. Settersten, 905 for Ms. Caro, 644 for Ms. Ryan and 3,416 for Ms. Steelman for which the performance period has not ended. The award will not be certified until February 2026 and will vest in March 2026.

Compensation Discussion and Analysis

2.	The vesting schedule for Mr. Kimbell’s outstanding stock options, PBSs, and RSUs as of February 3, 2024 is as follows:

	Type of	Expiration
Name	Award	date	3/15/24	3/15/25	3/15/26	3/15/27
David C. Kimbell	NQ	3/27/2030	17,707	—	—	—
	NQ	3/25/2031	3,174	3,174	—	—
	NQ	3/24/2032	3,229	3,229	3,230	—
	NQ	3/31/2033	3,305	3,305	3,305	3,305
	PBS		—	16,218	8,103	—
	RSU		16,552	3,244	3,241	—
3.	The vesting schedule for Mr. Settersten’s outstanding stock options, PBSs, and RSUs as of February 3, 2024 is as follows:

	Type of	Expiration
Name	Award	date	3/15/24	3/15/25	3/15/26	3/15/27
Scott M. Settersten	NQ	3/27/2030	3,797	—	—	—
	NQ	3/25/2031	1,171	1,172	—	—
	NQ	3/24/2032	888	888	888	—
	NQ	3/31/2033	692	693	692	693
	PBS		—	4,458	1,698	—
	RSU		6,111	892	680	—
4.	The vesting schedule for Ms. Caro’s outstanding stock options, PBSs, and RSUs as of February 3, 2024 is as follows:

	Type of	Expiration
Name	Award	date	3/15/24	3/15/25	3/15/26	3/15/27
Jodi J. Caro	NQ	3/27/2030	1,804	—	—	—
	NQ	3/25/2031	618	619	—	—
	NQ	3/24/2032	469	468	469	—
	NQ	3/31/2033	369	369	369	369
	PBS		—	2,354	905	—
	RSU		3,227	1,482	362	—
5.	The vesting schedule for Ms. Ryan’s outstanding stock options, PBSs, and RSUs as of February 3, 2024 is as follows:

	Type of	Expiration
Name	Award	date	3/15/24	3/15/25	3/15/26	3/15/27
Anita J. Ryan	NQ	3/27/2030	595	—	—	—
	NQ	3/25/2031	125	126	—	—
	NQ	3/24/2032	214	214	214	—
	NQ	3/31/2033	262	263	263	263
	PBS		—	1,612	644
	RSU		1,151	566	258	—

Compensation Discussion and Analysis

6.	The vesting schedule for Ms. Steelman’s outstanding stock options, PBSs, and RSUs as of February 3, 2024 is as follows:

	Type of	Expiration
Name	Award	date	3/15/24	3/15/25	3/15/26	3/15/27
Kecia L. Steelman	NQ	3/27/2030	2,759	—	—	—
	NQ	3/25/2031	1,576	1,577	—	—
	NQ	3/24/2032	1,761	1,761	1,761	—
	NQ	3/31/2033	1,393	1,393	1,393	1,394
	PBS		—	8,842	3,416	—
	RSU		8,222	4,296	1,367	—

Option Exercises and Stock Vested

The following table presents information concerning exercises of stock options and vesting of RSUs during fiscal 2023:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)
David C. Kimbell	—	—	22,087	11,577,564
Scott M. Settersten	—	—	4,737	2,483,041
Jodi J. Caro	5,241	1,110,836	2,250	1,179,405
Anita J. Ryan	1,255	380,868	824	431,924
Kecia L. Steelman	—	—	7,874	3,837,858
1.	The value realized on exercise of stock options is based on the difference between the weighted average sales price of our common stock on the transaction date as reported on the Form 4 and the exercise price of the options. The value realized was determined without considering any taxes that may have been owed or withheld.
2.	The value realized on vesting of stock awards is based on the closing share price of our common stock on the vesting date as reported on the NASDAQ Global Select Market. The value realized was determined without considering any taxes that may have been owed or withheld.

Compensation Discussion and Analysis

2023 Non-Qualified Deferred Compensation

The Ulta Beauty Non-qualified Deferred Compensation Plan allows participants to defer up to 75% of their base salary and 100% of their annual cash bonus. We match 100% of the contributions up to 3% of salary deferred. We do not match or make any other contributions to the plan with regards to bonus or long-term compensation. Participants may direct the investment of their contributions to the plan among several mutual funds, similar to those available under our 401(k) plan.

The table below sets forth certain information with respect to the non-qualified deferred compensation plans in which our NEOs may participate as of February 3, 2024:

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Year End
Name	($) (1)(2)	($)	($)	($)	($)
David C. Kimbell	241,616	39,635	393,943	—	4,226,762	(3)
Scott M. Settersten	110,643	23,899	21,498	—	976,775	(4)
Jodi J. Caro	32,125	19,484	34,633	—	519,311	(5)
Anita J. Ryan	110,822	16,505	44,548	—	702,933	(6)
Kecia L. Steelman	31,651	31,501	94,526	—	1,060,178	(7)
1.	Included in the amount listed under the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table above.
2.	Contributions include salary and annual cash incentive deferrals, including annual cash incentive awards earned in fiscal 2023 but paid in fiscal 2024.
3.	$3,551,568 was previously reported as compensation to Mr. Kimbell in the Summary Compensation Table for prior years.
4.	$820,735 was previously reported as compensation to Mr. Settersten in the Summary Compensation Table for prior years.
5.	$433,069 was previously reported as compensation to Ms. Caro in the Summary Compensation Table for prior years.
6.	$531,058 was previously reported as compensation to Ms. Ryan in the Summary Compensation Table for prior years.
7.	$902,500 was previously reported as compensation to Ms. Steelman in the Summary Compensation Table for prior years.

Compensation Discussion and Analysis

Potential Payments Upon a Termination or Change in Control

Executive Change in Control and Severance Plan

Our CIC Plan provides severance protections to all of our executive officers, including all of our NEOs, in the event of an involuntary termination in connection with a change in control. Under the CIC Plan, an executive who is involuntarily terminated is eligible to receive the following severance payments and benefits as well as accelerated vesting of equity awards, subject to the execution of an effective release of claims in favor of the Company and continued compliance with their restrictive covenants:

●	a lump-sum cash payment equal to (a) 3.0 for the CEO and 2.0 for all other NEOs, multiplied by (b) the sum of (i) the executive’s salary (where “salary” is an amount equal to the greater of the executive’s salary (A) on the date of termination or (B) on the consummation of the change in control) plus (ii) the executive’s bonus (where “bonus” is an amount equal to the greater of (A) their target bonus on the date of termination, (B) the executive’s target bonus on the consummation of the change in control or (C) the actual anticipated bonus they would receive based on performance as of the date of the change in control);
●	payment of a pro-rated portion of the executive’s annual cash bonus award for the year of termination (with the bonus calculated based on actual performance);
●	accelerated vesting of all outstanding equity awards held by the executive that vest solely based on the passage of time; and
●	Company-paid COBRA premium payments for up to 18 months following the termination date.

Also, upon a change in control, without regard to any employment loss, all outstanding performance-based equity will vest at the greater of (a) target performance levels or (b) the amount that would have been earned for performance through the date of the change in control, subject to the TSR modifier.

To the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or benefits may be subject to a “best net” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

Equity Vesting Upon a Termination Due to Death or Disability

In accordance with the terms of the applicable award agreements, unvested stock options and RSUs will vest in full upon a termination due to death or disability. A pro-rated portion of the target 2022 PBSs and target 2023 PBSs will vest based on the number of days elapsed in the performance period through the date of disability or death, subject to the TSR modifier.

Compensation Discussion and Analysis

Continued Equity Vesting Upon a Qualified Retirement

Beginning with PBSs, RSUs and options granted in 2022, awards are eligible for continued vesting upon a qualified retirement. The award agreements provide that a qualified retirement occurs when the award holder has reached the age of 55 and the sum of such individual’s age and the number of years of service with the Company is equal to or greater than 70, provided that the award holder provides notice of the intent to retire. Mr. Settersten and Ms. Ryan are eligible for such continued vesting based upon their age and years of service with the Company and, as a result, their RSUs and option awards granted under the LTIP in 2022 or later will continue to vest and become exercisable following retirement, subject to forfeiture only for violating certain restrictive covenants following such retirement. Additionally, their PBSs will remain outstanding and eligible to vest based on actual performance through the end of the performance period.

The following chart sets forth the amounts that our NEOs would receive in the event of a change of control or a termination of employment (i) in connection with a change in control, (ii) due to death or disability, or (iii) due to a qualified retirement, in each case on February 3, 2024. These amounts do not include any value for amounts payable under retirement plans or insurance policies applicable to associates in general.

		Involuntary
		Termination in
		Connection with	Total
	Change in	Change in	Change in	Death/
	Control	Control	Control	Disability	Retirement
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)
David C. Kimbell	12,290,131	22,291,976	34,582,107	26,128,028	—
Scott M. Settersten	3,110,811	8,312,571	11,423,382	8,090,779	4,196,870
Jodi J. Caro	1,646,870	5,329,729	6,976,599	4,721,984	—
Anita J. Ryan	1,140,024	2,831,095	3,971,119	2,122,089	1,585,273
Kecia L. Steelman	6,194,335	12,515,963	18,710,298	13,509,110	—
1.	Includes the market value of the unvested 2022 PBSs at the maximum payout level and the 2023 PBSs, for which the performance period has not ended, at the target payout level, based on actual performance through the end of fiscal 2023.
2.	Includes amounts related to severance, health care costs, pro-rated bonus payouts (as applicable), and the market value of all unvested stock options and RSUs.
3.	Includes amounts related to severance, health care costs, pro-rated bonus payouts (as applicable), and the market value of all unvested stock options, RSUs, 2022 and 2023 LTIP PBSs, for which the performance period has not ended, at the maximum payout level and target payout level, respectively.
4.	Includes the market value of all unexercisable stock options, RSUs, and the pro-rated 2022 PBSs and 2023 PBSs, for which the performance period has not ended, at the maximum payout level and target payout level, respectively, based on actual performance through the end of fiscal 2023.
5.	Includes the market value of the unexercisable stock options, RSUs, and the 2022 PBSs and 2023 PBS, for which the performance period has not ended, at the maximum payout level and target payout level, respectively, based on actual performance through the end of fiscal 2023.

Compensation Discussion and Analysis

PROPOSAL THREE
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

What are you voting on? An advisory resolution to approve the Company’s executive compensation.

The Board of Directors is committed to excellence in governance. As part of that commitment, Ulta Beauty is asking stockholders to vote on a resolution to approve the compensation of our NEOs as disclosed in this proxy statement. This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company and the Board of Directors. However, the Board and the Compensation Committee value the opinions of the stockholders and will carefully consider the outcome of the vote when making future compensation decisions. In accordance with the results of the non-binding advisory vote at our 2023 Annual Meeting of Stockholders concerning the frequency of an advisory vote on the compensation paid to our NEOs, this non-binding advisory vote will be held on an annual basis until the Board elects to implement a different frequency or until the next required non-binding advisory vote on frequency at the 2029 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

As described more fully above, our executive compensation program is structured to provide compensation opportunities that:

✔	reflect the competitive marketplace in which the Company operates;
✔	link annual incentive compensation to Company performance goals that support stockholder value;
✔	focus a significant portion of an executive’s compensation on equity-based incentives to align interests closely with stockholders; and
✔

attract, motivate, and retain key executives who are critical to our long-term success. A significant portion of the Company’s executive compensation is performance-based, and we emphasize such incentives to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures.

We believe that the fiscal 2023 compensation of our NEOs was appropriate and aligned with the Company’s performance. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of how our executive compensation policies and procedures operate.

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Ulta Beauty, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion thereto.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote in determining future compensation policies and decisions.

Compensation Discussion and Analysis

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the advisory resolution on executive compensation. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but will not be counted for any purpose in determining whether this proposal has been approved.

Compensation Discussion and Analysis

CEO PAY RATIO

The SEC requires companies to disclose the ratio of the total annual compensation of the CEO to the median of the total annual compensation of all our associates, other than the CEO.

We explain below how we made reasonable efforts to identify our median associate and calculate both the median associate’s total annual compensation and the total annual compensation of our CEO. As permitted by the SEC, we have used reasonable estimates, assumptions, and methodologies to prepare this disclosure.

The SEC provided companies with flexibility to calculate their CEO pay ratio in a manner that best suits their facts and circumstances. Our CEO pay ratio is specific to Ulta Beauty, Inc. and should not be used as a basis for comparison with the CEO pay ratios disclosed by other companies.

We identified our median associate by (1) identifying all associates on November 6, 2023, (2) calculating each associate’s cash compensation (salary, wages, bonuses, and commissions) earned through that date and (3) then ranking all 58,834 associates by compensation from high to low and selecting the associate who had the median cash compensation. We calculated the median associate’s total annual compensation for fiscal 2023 according to the same methodology we used for calculating Mr. Kimbell’s total annual compensation as reported in the Summary Compensation Table on page 40, to determine both our median associate’s total annual compensation and Mr. Kimbell’s for purposes of the ratio.

Using this methodology for fiscal 2023, our median associate’s total annual compensation was $13,193 and our CEO’s total annual compensation was $12,663,880. The resulting ratio of our CEO’s total annual compensation to the total annual compensation of our median associate was approximately 960:1.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100
							Investment based on:4
Year	Summary Compensation Table Total for Mary N. Dillon ($) (1)	Compensation Actually Paid to Mary N. Dillon ($) (1), (2), (3)	Summary Compensation Table Total for David C. Kimbell ($) (1)	Compensation Actually Paid to David C. Kimbell ($) (1), (2), (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1), (2), (3)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Earnings Before Taxes (EBT) ($ Millions) (5)
2023	—	—	12,663,880	12,283,344	3,340,676	3,164,007	188.62	174.14	1,291	1,696
2022	—	—	13,512,384	31,234,457	4,506,950	8,156,948	188.75	123.99	1,242	1,644
2021	6,968,391	22,560,792	8,539,767	19,890,765	2,961,167	5,266,028	133.94	149.72	986	1,296
2020	8,100,164	12,265,040	—	—	3,939,707	6,641,083	104.42	141.39	176	231

1.	David C. Kimbell has served as our PEO from June 2021 to present. Mary N. Dillon was our PEO from July 2013 to June 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2023	2022	2021	2020
Scott M. Settersten	Scott M. Settersten	Scott M. Settersten	David C. Kimbell
Jodi J. Caro	Jodi J. Caro	Jodi J. Caro	Scott M. Settersten
Anita J. Ryan	Anita J. Ryan	Jeffrey J. Childs	Jodi J. Caro
Kecia L. Steelman	Kecia L. Steelman	Kecia L. Steelman	Jeffrey J. Childs

2.	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

Compensation Discussion and Analysis

3.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

	Summary Compensation Table	Exclusion of Stock Awards and	Inclusion of Equity Values for	Compensation Actually Paid to
	Total for David C. Kimbell	Option Awards for David C. Kimbell	David C. Kimbell	David C. Kimbell
Year	($)	($)	($)	($)
2023	12,663,880	(8,842,937)	8,462,401	12,283,344

	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
Year	($)	($)	($)	($)
2023	3,340,676	(1,818,096)	1,641,427	3,164,007

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David C. Kimbell	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for David C. Kimbell	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for David C. Kimbell	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for David C. Kimbell	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for David C. Kimbell	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for David C. Kimbell	Total - Inclusion of Equity Values for David C. Kimbell
Year	($)	($)	($)	($)	($)	($)	($)
2023	8,785,257	(487,966)	—	165,110	—	—	8,462,401

	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
Year	($)	($)	($)	($)	($)	($)	($)
2023	1,590,014	49,800	—	1,613	—	—	1,641,427

The fair values of RSUs, PBSs, and stock options included in the Compensation Actually Paid to our PEOs and the Average Compensation Actually Paid to our non-PEO NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in this proxy statement and our Annual Report on Form 10-K for the year ended February 3, 2024. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates. Changes to the PBS fair values are based on the updated stock price at the respective measurement dates, in addition to expected volatility, risk-free interest rate assumptions, and TSR. Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected life, expected volatility, and risk-free interest rate assumptions. For all years presented, the meaningful increases or decreases in the year-end PBS fair value and stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.

4.	The Peer Group TSR set forth in this table utilizes the S&P 500 Retailing (Industry Group, SP500-2550) (“S&P 500 Retailing”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended February 3, 2024. The comparison assumes $100 was invested for the period starting January 28, 2020, through the end of the listed year in the Company and in the S&P 500 Retailing, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	We determined Earnings Before Taxes (EBT) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal 2023. This performance measure may not have been the most important financial performance measure for years 2022, 2021, and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Compensation Discussion and Analysis

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company TSR and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, the Company’s cumulative TSR, and the TSR of the S&P 500 Retailing (Industry Group, SP500-2550) over the four most recently completed fiscal years.

Description of Relationship BETWEEN PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net income during the four most recently completed fiscal years.

Compensation Discussion and Analysis

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Earnings Before Taxes (EBT) during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for fiscal 2023 to Company performance. The measures in this table are not ranked.

Financial Performance Measures
Earnings Before Tax (EBT)
Revenue
Total Stockholder Return (TSR)

S	tock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 12, 2024 by:

●	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;
●	each of our NEOs, directors, and nominees; and
●	all of our executive officers, directors, and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 12, 2024, and shares of common stock underlying restricted stock units (whether or not deferred) that could vest within 60 days of April 12, 2024, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Stock Ownership

The following table lists applicable percentage ownership based on 47,935,024 shares of common stock outstanding as of April 12, 2024. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Ulta Beauty, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% stockholders:
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,585,753	11.6%
BlackRock Inc. (2) 50 Hudson Yards New York, New York 10001	4,880,542	10.1%

NEOs, directors and nominees:
David C. Kimbell (3)	138,393	*
Scott M. Settersten (4)	28,571	*
Jodi J. Caro (5)	10,174	*
Anita J. Ryan (6)	2,946	*
Kecia L. Steelman (7)	6,224	*
Michelle L. Collins (8)	5,640	*
Kelly E. Garcia (8)	911	*
Catherine A. Halligan (8)	1,665	*
Patricia A. Little (8)	2,196	*
Michael R. MacDonald (8)	1,417	*
George R. Mrkonic (8)	2,397	*
Lorna E. Nagler (8)	6,529	*
Heidi G. Petz (8)	560	*
Gisel Ruiz (8)	911	*
Michael C. Smith (8)	1,928	*
All current directors and executive officers as a group (15 persons) (8) (9)	184,575	*
*	Less than 1%
1.	Based solely on the Schedule 13G/A filed by The Vanguard Group on February 13, 2024. This holder reports shared voting power with respect to 65,350 of these shares, sole dispositive power with respect to 5,374,632 of these shares and shared dispositive power with respect to 211,121 of these shares.
2.	Based solely on the Schedule 13G/A filed by BlackRock, Inc. on April 4, 2024. This holder reports sole voting power with respect to 4,470,836 of these shares and sole dispositive power with respect to 4,880,542 of these shares.
3.	Includes stock options to purchase 8,771 shares of common stock exercisable at $281.53 per share, stock options to purchase 16,880 shares of common stock exercisable at $204.27 per share, stock options to purchase 10,971 shares of common stock exercisable at $348.73 per share, stock options to purchase 46,903 shares of common stock exercisable at $174.45 per share, stock options to purchase 9,521 shares of common stock exercisable at $306.59 per share, stock options to purchase 6,458 shares of common stock exercisable at $395.84 per share, and stock options to purchase 3,305 shares of common stock exercisable at $545.67 per share.

Stock Ownership

4.	Includes stock options to purchase 2,231 shares of common stock exercisable at $348.73 per share, stock options to purchase 7,594 shares of common stock exercisable at $174.45 per share, stock options to purchase 2,343 shares of common stock exercisable at $306.59 per share, stock options to purchase 1,775 shares of common stock exercisable at $395.84 per share, and stock options to purchase 692 shares of common stock exercisable at $545.67 per share.
5.	Includes stock options to purchase 1,804 shares of common stock exercisable at $174.45 per share, stock options to purchase 1,854 shares of common stock exercisable at $306.59 per share, stock options to purchase 937 shares of common stock exercisable at $395.84 per share, and stock options to purchase 369 shares of common stock exercisable at $545.67 per share.
6.	Includes stock options to purchase 375 shares of common stock exercisable at $306.59 per share, stock options to purchase 428 shares of common stock exercisable at $395.84 per share, and stock options to purchase 262 shares of common stock exercisable at $545.67 per share.
7.	Includes stock options to purchase 1,393 shares of common stock exercisable at $545.67 per share.
8.	Includes 397 shares of common stock underlying non-employee director restricted stock units for each of Ms. Collins, Mr. Garcia, Ms. Halligan, Ms. Little, Mr. MacDonald, Mr. Mrkonic, Ms. Nagler, Ms. Petz, Ms. Ruiz, and Mr. Smith; and 3,970 shares for all current directors and executive officers as a group.
9.	Total percentage equals the quotient of total holdings over the sum of shares outstanding and the stock options and restricted stock units referenced in the footnotes above.

C	ertain Relationships and Transactions

Related Person Transaction Approval Policy AND TRANSACTIONS

Our Board of Directors has adopted written policies and procedures regarding the review, approval, or ratification of any “related person transaction.” For purposes of these policies and procedures:

●	a “related person” means any of the Company’s directors, executive officers, nominees for director, 5% or greater stockholder, or any of their immediate family members; and
●	a “related person transaction” generally means a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director, or nominee for director is required to disclose to the Audit Committee certain information relating to related person transactions for review and approval or ratification by the Audit Committee. The Audit Committee is required to disclose any material related person transactions to the full Board of Directors.

Disclosure to the Audit Committee is required to be made before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director, or nominee for director becomes aware of the transaction or of a material change to such a transaction. Under the policy, the Audit Committee’s decision to approve or ratify a related person transaction is to be based on the Audit Committee’s determination that consummation of the transaction is in, or was not contrary to, the best interests of the Company. There were no related person transactions during fiscal 2023.

Q	uestions and Answers

PROXY MATERIALS AND ANNUAL MEETING

General — Why am I receiving these materials?

On or about April 24, 2024, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to you, and to all stockholders of record as of the close of business on April 12, 2024 because the Board of Directors of Ulta Beauty is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders. Our Board has made these proxy materials available to you on the internet, or upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at the 2024 Annual Meeting of Stockholders. Our 2023 Annual Report, which includes our Form 10-K for fiscal year ended February 3, 2024, along with this proxy statement and all other relevant corporate governance materials, are also available at the Investor Relations section of our website at https://ulta.com/investor. Other than the text of our 2023 Annual Report, our Corporate Governance Guidelines, the charters of our Audit, Compensation, and Nominating & Corporate Governance Committees, and our Code of Business Conduct, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2023 Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Date, Time, and Place — When and where is the 2024 Annual Meeting of Stockholders?

The 2024 Annual Meeting will be held on Tuesday, June 11, 2024, at 10:00 A.M., Central Daylight Time, online at www.virtualshareholdermeeting.com/ULTA2024. The Annual Meeting will be accessible only through the internet. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. In future years, we intend to use annual meeting formats which allow for the most optimal stockholder participation and experience which may include virtual, in-person, or a combination of formats.

Purpose — What is the purpose of the Annual Meeting of Stockholders?

At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting accompanying this proxy statement.

Questions and Answers

Attending the Annual Meeting — How can I attend the Annual Meeting by virtual presence?

You may attend the Annual Meeting by virtual presence if you were an Ulta Beauty stockholder or joint holder as of the close of business on April 12, 2024, or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting by virtual presence, go to www.virtualshareholdermeeting.com/ULTA2024. If you are a stockholder of record, you will also need to provide your control number found on your proxy card. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will also need to obtain and submit a “legal proxy” from the broker, trustee or nominee that holds your shares, or otherwise provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 12, 2024, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership, and provide your control number found on the voting instruction form provided by such broker, trustee or nominee. If a stockholder is an entity and not a natural person, the authorized representative must comply with the procedures outlined above and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the online Annual Meeting, provided they comply with the above procedures.

Participating in the Annual Meeting — How can I participate in the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 12, 2024. The Annual Meeting will begin promptly at 10:00 a.m. Central Daylight Time. Online check-in will begin at 9:45 a.m. Central Daylight Time, and you should allow ample time for the online check-in procedures. If you have difficulty accessing the meeting, call the telephone number provided on the login page at www.virtualshareholdermeeting.com/ULTA2024. We will have technicians available to assist you.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described in the Notice and elsewhere in this proxy statement.

This year’s stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ULTA2024.

Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards, or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction form that you receive to ensure all your shares are voted at the meeting.

Questions and Answers

Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

Most Ulta Beauty stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record or Record Holder and the Notice was sent directly to you by Ulta Beauty. As the stockholder of record, you have the right to grant your voting proxy directly to Ulta Beauty or to vote by attending the Annual Meeting online.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and the Notice was forwarded to you from your broker, trustee, or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee, or nominee how to vote and are also invited to attend the Annual Meeting by virtual presence. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions to your broker, your broker can only vote your shares with respect to “discretionary” items, and may not vote your shares with respect to “non-discretionary” items. All of the proposals on which stockholders are being asked to vote on at the Annual Meeting, with the exception of Proposal 2, the ratification of the appointment of our independent registered public accounting firm, are considered non-discretionary items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Voting — Who can vote and how do I vote?

Only holders of our common stock at the close of business on April 12, 2024 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2024, we had outstanding and entitled to vote 47,935,024 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting by virtual presence online. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet or by telephone by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet or by telephone (as applicable) by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail, via the internet or telephone (as applicable) by following the voting instructions provided to you by your broker, bank, trustee, or nominee.

If you attend the Annual Meeting online, you may also submit your vote at www.virtualshareholdermeeting.com/ULTA2024 at the meeting, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder and submit a legal proxy issued in your name.

If you have any questions or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders, banks and brokers may call: (212) 750-5833

Questions and Answers

Revocation of Proxy — May I change my vote after I return my proxy?

Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by (i) the timely delivery of a valid, later-dated proxy, or a timely written notice of revocation with our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440; or (ii) by attending the Annual Meeting virtually and voting at the meeting. Attendance at the Annual Meeting by virtual presence will not, by itself, revoke a proxy.

Quorum — What constitutes a quorum?

Presence at the Annual Meeting, by virtual presence or by proxy, of the holders of a majority of the common stock outstanding on April 12, 2024 will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 12, 2024, 47,935,024 shares of common stock were outstanding. Thus, the presence, virtually at the meeting or by proxy, of the holders of common stock representing at least 23,967,513 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Results — Where can I find the voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the Annual Meeting.

Solicitation — Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and distribution of this proxy statement and any additional information furnished to stockholders. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our directors, officers, or other associates. No additional compensation will be paid to our directors, officers, or other regular associates for such services.

We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $25,000.

Questions and Answers

Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

Other than the three proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, David C. Kimbell, our Chief Executive Officer, and Jodi J. Caro, our General Counsel, Chief Risk & Compliance Officer and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available to serve as a director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders?

Proposals by stockholders that are submitted for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders must follow the procedures provided in Rule 14a-8 under the Exchange Act. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 25, 2024.

Under our Bylaws, if a stockholder does not submit a proposal for inclusion in our proxy materials but does wish to propose an item of business to be considered at our 2025 Annual Meeting of Stockholders, that stockholder must provide specified information to us no earlier than February 11, 2025 and no later than March 13, 2025. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Questions and Answers

Nomination of Directors — How do I submit a proposed director nominee to the Board of Directors for consideration or use the proxy access provisions of Ulta Beauty’s Bylaws to nominate a director candidate for the 2025 Annual Meeting of Stockholders?

Any stockholder may propose director nominees for consideration by the Board of Directors’ Nominating & Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualifications for membership on the Board of Directors and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Ulta Beauty and our stockholders. The section titled “Corporate Governance – Nomination Process – Qualifications” above provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a director, as our Bylaws require a stockholder to provide certain information about the nominee, the stockholder, and the shares of Ulta Beauty held directly or indirectly by the stockholder and nominee (including through any derivative instruments) to us in a timely notice (which, for the 2025 Annual Meeting of Stockholders, means notice to us no earlier than February 11, 2025 and no later than March 13, 2025).

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no earlier than February 11, 2025 and no later than March 13, 2025.

Our Bylaws also provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our proxy materials for an Annual Meeting of Stockholders. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of no more than 20 stockholders seeking to include their director candidates in our proxy materials must own 3% or more of Ulta Beauty’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any of our proxy materials cannot exceed the greater of two or 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of eleven directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in the proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Ulta Beauty common stock held by each nominating stockholder or group of stockholders. Requests to include stockholder-nominated candidates in our proxy materials for our 2025 Annual Meeting of Stockholders must be received by our Corporate Secretary, at the address of our principal executive offices set forth above, no earlier than November 25, 2024 and no later than December 25, 2024. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws, so we advise stockholders to review our Bylaws.

M	iscellaneous

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the 2024 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders, David C. Kimbell, our Chief Executive Officer, and Jodi J. Caro, our General Counsel, Chief Risk & Compliance Officer and Corporate Secretary, to vote on such matters in accordance with their best judgment.

Your vote is important. Whether or not you plan to attend the Annual Meeting by virtual presence, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

By Order of the Board of Directors

Jodi J. Caro General Counsel, Chief Risk & Compliance Officer and Corporate Secretary

April 24, 2024

A COPY OF ULTA BEAUTY’S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 3, 2024 IS AVAILABLE WITHOUT CHARGE THROUGH THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT HTTPS://WWW.ULTA.COM/INVESTOR, AND UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, ULTA BEAUTY, INC., 1000 REMINGTON BLVD., SUITE 120, BOLINGBROOK, IL 60440.

E	-Delivery

HELP US HELP THE ENVIRONMENT

We encourage all shareholders to voluntarily elect to receive all proxy materials electronically. This helps reduce the paper mailed to you and supports our goal of minimizing our environmental footprint.

SIGN UP FOR E-DELIVERY AT PROXYVOTE.COM. Please have your 16-digit control number available.	BENEFITS OF E-DELIVERY: ● immediate and convenient access to the materials ● helps us reduce our impact on the environment ● helps us reduce our printing and mailing costs

OUR ENVIRONMENTAL IMPACT

In 2023, our E-Delivery initiative eliminated 151,685 sets of proxy materials from being produced and mailed. The estimated 123,244 pounds of paper being saved in this process represent the following:

246 tons of wood saved or the equivalent of 1,480 trees spared 23 acres of forest spared	1,320,000 gallons of water saved or the equivalent of 951 washing machines operating for one year
1,570 million BTU’s eliminated equivalent to that of 1,870 residential refrigerators operating for a year	72,600 pounds of solid waste saved
1,110,000 pounds of CO2 emissions saved or the equivalent of 101 automobiles operating for one year	98.4 pounds of hazardous air pollutants saved

Environmental impact estimates are calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V42782-P06465 ULTA BEAUTY, INC. 1000 REMINGTON BLVD. SUITE 120 BOLINGBROOK, IL 60440 ULTA BEAUTY, INC. 1. Election of Directors 1a. Michelle L. Collins 1e. George R. Mrkonic 1b. Catherine A. Halligan 1f. Lorna E. Nagler 1c. David C. Kimbell 1g. Heidi G. Petz 1d. Patricia A. Little 1h. Michael C. Smith Nominees: The Board of Directors recommends you vote FOR all the following Directors: The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of Ernst & Young LLP as our ! ! ! independent registered public accounting firm for our fiscal year 2024, ending February 1, 2025. 3. Advisory resolution to approve the Company's executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ULTA2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 10, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V42783-P06465 The Proxy Statement and Annual Report to Stockholders for the year ended February 3, 2024 are available at www.proxyvote.com. ULTA BEAUTY, INC. Annual Meeting of Stockholders June 11, 2024 10:00 AM CDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints David C. Kimbell and Jodi J. Caro as proxies, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ulta Beauty, Inc. held of record by the undersigned on April 12, 2024, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ULTA2024, on June 11, 2024, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side